Filed pursuant to Rule 424(b)(5)
                                                    File No. 333-79221


                    SUBJECT TO COMPLETION DATED JUNE 13, 2000


PROSPECTUS SUPPLEMENT
(To Prospectus dated June 9, 1999)
                                          SHARES

                                    TXU CORP.

           FLEXIBLE MONEY MARKET CUMULATIVE PREFERENCE STOCK (MMP(R)),
              SERIES B (LIQUIDATION PREFERENCE $100,000 PER SHARE)

--------------------------------------------------------------------------------

     o The dividend rate on each share of Series B preference stock will be % until June , 2005. Until June , 2005, dividends will be payable, if declared, on March 15, June 15, September 15 and December 15 of each year, commencing September 15, 2000.

     o After June , 2005, the dividend rate for each subsequent dividend period will be determined according to periodic auctions conducted by the auction agent.

     o After June , 2005, unless TXU Corp. has elected not to redeem shares of Series B preference stock during a special dividend period following that date, TXU Corp. may redeem shares of Series B preference stock, in whole or in part, upon payment of a redemption price of $100,000 per share plus accumulated and unpaid dividends.

     o In the event of certain changes in federal tax law enacted within 18 months after June , 2000 or, if TXU Corp. so elects, during special dividend periods after June , 2005, TXU Corp. may also redeem all but not less than all of the shares of Series B preference stock upon payment of a redemption price of $105,000 per share plus accumulated and unpaid dividends.

INVESTING IN THE SERIES B PREFERENCE STOCK INVOLVES RISKS THAT ARE DESCRIBED IN "RISK FACTORS" BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT.

                                                            PER SHARE      TOTAL
                                                          -------------  -------
Public Offering Price...................................
Underwriters' Discount and Commissions..................
Proceeds to TXU Corp. (before expenses).................

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The shares are not being listed on any securities exchange or over-the-counter market.

Lehman Brothers expects to deliver the Series B preference stock through the book-entry facilities of The Depository Trust Company on or about June , 2000.

--------------------------------------------------------------------------------

                                 LEHMAN BROTHERS


June   , 2000

(R)Registered Trademark of Lehman Brothers Inc.




The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. Neither this prospectus supplement nor the accompanying prospectus is an offer to sell these securities and neither is soliciting any offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                           PAGE
                              PROSPECTUS SUPPLEMENT                        ----

About this Prospectus Supplement............................................S-2
Summary.....................................................................S-3
Risk Factors................................................................S-5
TXU Corp. and Subsidiaries..................................................S-6
Selected Consolidated Financial Data of TXU Corp............................S-7
Consolidated Capitalization of TXU Corp.....................................S-8
Use of Proceeds.............................................................S-9
Specific Terms of the Series B Preference Stock.............................S-9
Certain United States Federal Income Tax Consequences......................S-28
Underwriting...............................................................S-32
Auction Procedures..........................................................A-1
Settlement Procedures.......................................................B-1

                                   PROSPECTUS

About this Prospectus..........................................................2
Where You Can Find More Information............................................2
TXU Corp.......................................................................3
TXU Capital II, TXU Capital III and TXU Capital IV.............................3
Use of Proceeds................................................................4
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined
     Fixed Charges and Preferred Dividends.....................................4
Description of TXU Corp Preference Stock.......................................4
Description of Debt Securities.................................................6
Description of TXU Capital's Preferred Trust Securities and Common
     Trust Securities.........................................................14
Description of the Guarantee..................................................21
Description of the Junior Subordinated Debentures.............................23
Plan of Distribution..........................................................32
Experts and Legality..........................................................33


                        ABOUT THIS PROSPECTUS SUPPLEMENT

     You should read this prospectus supplement along with the prospectus that follows. You should rely only on the information provided or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of the Series B preference stock in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or the prospectus is accurate as of any date other than the dates on the front of these documents.

                                     SUMMARY

     This summary may not contain all the information that may be important to you. You should read the entire prospectus supplement and accompanying prospectus, as well as the documents that have been incorporated into the prospectus, before making an investment decision.

     In this prospectus, we refer to TXU Corp. and its subsidiaries as "we", "our" or "TXU Corp." unless the context clearly indicates otherwise.

     We summarize the rights and preferences of the Series B preference stock below. You should read the discussion under the heading SPECIFIC TERMS OF THE SERIES B PREFERENCE STOCK, for more information about the Series B preference stock.

Securities Offered................          shares of Series B preference stock.

Dividends.........................      Cash dividends on the Series B
                                        preference stock will be paid only if
                                        declared by TXU Corp.'s board of
                                        directors and will be cumulative if not
                                        declared and paid. If declared,
                                        dividends will be payable at the rate of
                                            $ per share per year, during the
                                        initial dividend period, which equals  %
                                        of the Series B preference stock's
                                        liquidation preference. After the
                                        initial dividend period, which ends on
                                        June , 2005, the rate at which dividends will be paid will be determined pursuant to periodic auctions conducted in accordance with the procedures described in Appendix A of this prospectus supplement. The dividend rate will be adjusted and the Series B preference stock may be redeemed in the event of certain changes to federal tax law relating to the dividends received deduction.

Dividend Payment Dates............      During the initial dividend period,
                                        dividends will be payable, if declared,
                                        on March 15, June 15, September 15 and
                                        December 15 of each year, commencing
                                        September 15, 2000. After June , 2005,
                                        each subsequent dividend period will be
                                        either (a) a regular dividend period,
                                        which shall be 49 days or a greater
                                        number of days equal to the then current minimum holding period required for corporate taxpayers to be entitled to the dividends received deduction in respect of dividends, other than extraordinary dividends, but in no event longer than 98 days or (b) a special dividend period, if TXU Corp. so designates prior to any auction, of at least 49 days or a greater number of days equal to the then current minimum holding period required for corporate taxpayers to be entitled to the dividends received deduction in respect of dividends, other than extraordinary dividends. If a special dividend period is more than 99 days but less than one year, dividends shall be payable, if declared, on the 91st, 182nd and 273rd day of the dividend period. If the special dividend period is one year or longer, dividends shall be payable, if declared, on March 15, June 15,
                                        September 15 and December 15 of each
                                        year during the special dividend period.
                                        See SPECIFIC TERMS OF THE SERIES B
                                        PREFERENCE STOCK-- "Dividends."

Ranking...........................      The Series B preference stock will be a
                                        new series of TXU Corp.'s serial
                                        preference stock, $25 par value. There
                                        are no other outstanding shares of TXU
                                        Corp.'s serial preference stock.

Liquidation Preference............      The Series B preference stock will have
                                        a liquidation preference of $100,000 per share, plus all accrued and unpaid dividends, whether or not declared.

Voting Rights.....................      Except as described under DESCRIPTION OF
                                        TXU CORP PREFERENCE STOCK in the
                                        prospectus, the Series B preference
                                        stock will have no voting rights.

Redemption........................      Except as described under SPECIFIC TERMS
                                        OF THE SERIES B PREFERENCE STOCK--
                                        "Changes in the Dividends Received
                                        Deduction," TXU Corp. may not redeem the Series B preference stock before June ,
                                        2005. Beginning on that date, except
                                        during a non-call period, TXU Corp. may
                                        redeem all or part of the Series B
                                        preference stock at $100,000 per share,
                                        plus all accrued and unpaid dividends,
                                        whether or not declared. The Series B
                                        preference stock will not benefit from
                                        any sinking fund.

Absence of Market for the Series B      The Series B preference stock will be a
Preference Stock..................      new issue of securities for which there
                                        currently is no market. An active market for the Series B preference stock may not develop. If an active market does not develop, the market price and liquidity of the Series B preference stock would be adversely affected.

                                  RISK FACTORS

     An investment in the Series B preference stock involves a number of risks. You should carefully consider the following information, together with the other information in this prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference in the prospectus, about risks concerning the Series B preference stock, before buying any Series B preference stock.

HOLDERS OF SERIES B PREFERENCE STOCK HAVE LIMITED VOTING RIGHTS.

     o The holders of Series B preference stock will not possess any voting rights, except in certain limited circumstances. Accordingly, the Series B preference stock may have no voting rights with respect to certain matters upon which holders of common stock may be entitled to vote. See DESCRIPTION OF TXU CORP PREFERENCE STOCK in the prospectus.

HOLDERS OF THE SERIES B PREFERENCE STOCK MAY NOT BE ABLE TO USE THE DIVIDENDS RECEIVED DEDUCTION.

     o Although we presently have accumulated earnings and profits, we may not have sufficient current earnings and profits during future fiscal years for the distributions on the preference stock to qualify as dividends for federal income tax purposes. If any distributions on the Series B preference stock with respect to any fiscal year are not eligible for the dividends received deduction because of insufficient current or accumulated earnings and profits, the market value of the Series B preference stock may decline. See CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES -- "Changes in the Dividends Received Deduction."

SERIES B PREFERENCE STOCK IS SUBORDINATE TO OBLIGATIONS OF TXU CORP.'S SUBSIDIARIES.

     o TXU Corp. is a holding company drawing all cash from operating subsidiaries, most of which have outstanding debt and/or preferred stock, all of which is senior to, and reduces amounts available for dividends on, the Series B preference stock.

THERE IS NOT A PUBLIC MARKET FOR THE SERIES B PREFERENCE STOCK.

     o There is no public market for the Series B preference stock, and there can be no assurance that such a market will develop. The Series B preference stock is not listed on any securities exchange or over-the-counter market.

POSSIBLE CHANGES IN TAX LAW MAY REDUCE ABILITY OF HOLDERS OF SERIES B PREFERENCE STOCK TO USE THE DIVIDENDS RECEIVED DEDUCTION.

     o In the past, legislation has been proposed that would have affected certain corporate holders of the Series B preference stock that own less than 20% (by vote and value) of the stock of TXU Corp. Such legislation would have reduced the dividends received deduction and changed the holding period required for eligibility for the dividends received deduction applicable to the Series B preference stock. To TXU Corp.'s knowledge, no such proposals are currently pending before the United States Congress. Similar legislation, however, may be enacted in the future or other legislation may be enacted that would reduce the dividends received deduction available to corporate holders of the Series B preference stock. See CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES-- "Changes in the Dividends Received Deduction."

                           TXU CORP. AND SUBSIDIARIES

     During 1999 and 2000, TXU Corp. and several of TXU Corp.'s subsidiaries changed their names in connection with the new TXU corporate identity program.

     o    Texas Utilities Company became TXU Corp.;

     o    Texas Utilities Electric Company became TXU Electric Company;

     o    ENSERCH Corporation became TXU Gas Company;

     o    TXU Eastern Holdings Limited became TXU Europe Limited;

     o    Eastern Group plc became TXU Europe Group plc; and

     o TU Australia Holdings (Partnership) Limited Partnership became TXU Australia Holdings (Partnership) Limited Partnership.

                SELECTED CONSOLIDATED FINANCIAL DATA OF TXU CORP.

      (MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS AND FINANCIAL RATIOS)

     The following material, which is presented in this prospectus supplement solely to furnish limited introductory information, is qualified by, and should be considered in conjunction with, the more detailed information appearing in this prospectus supplement, the prospectus and the documents incorporated by reference in the prospectus.


                                                         Twelve Months Ended
                              -------------------------------------------------------------------
                                                                                     March 31,
                                              December 31,                               2000
                              ------------------------------------------------------
Income statement data:           1995       1996      1997       1998         1999    (Unaudited)
                              ----------  --------  --------  -----------  ---------  -----------
  Operating Revenues..........  $5,639     $6,551    $7,946     $14,736     $17,118     $17,426

  Net Income (Loss)(a)........  $ (139)    $  754    $  660     $   740     $   985     $   996

  Basic Earnings (Loss)
    per share.................  $(0.61)    $ 3.35    $ 2.86     $  2.79     $  3.53     $  3.60

  Diluted Earnings (Loss)
    per share.................  $(0.61)    $ 3.35    $ 2.85     $  2.79     $  3.53     $  3.60

  Average shares of
    common stock
    outstanding...............     226        225       231         255         279         276

Ratio of Earnings to Fixed
  Charges and Ratio of
  Earnings to Combined
  Fixed Charges and
  Preferred Dividends(a)......    0.72       2.18      2.14        1.84       1.87

------------------------
(a) For the twelve months ended December 31, 1995, fixed charges exceeded earnings by $235 million. The twelve-month period ended December 31, 1995 was affected by the write-down in value of some nonperforming assets of TXU Corp.'s subsidiaries, including TXU Electric Company's partially completed Twin Oak and Forest Grove lignite-fueled facilities, the New Mexico coal reserves of a subsidiary, and several minor assets. The write-down amounted to $802 million on an after-tax basis.


                    CONSOLIDATED CAPITALIZATION OF TXU CORP.

                    (MILLIONS OF DOLLARS, EXCEPT PERCENTAGES)

                                                                              Adjusted(a)
                                                      Outstanding at       -----------------
                                                      March 31, 2000       Amount    Percent
                                                      --------------       -------  --------
Capitalization:

Long-term Debt,
less amounts due currently.......................       $  16,302

Preferred Stock of subsidiaries:

  Not subject to mandatory redemption.............      $     190

  Subject to mandatory redemption.................      $      21

Preferred Securities of Subsidiary Trust of TXU
  Europe Limited                                        $     150

Mandatorily Redeemable Preferred Securities of Trusts
  Holding Solely Junior Subordinated Debentures of
  Obligors (b):

    TXU Corp. obligated...........................      $     368

    Subsidiary obligated..........................      $     976

Common Stock Equity................................     $   7,930

  Total Capitalization.............................     $  25,937

------------------------
(a) To give effect to (1) a net increase in long-term debt of $336,000,000 at TXU Europe Limited and $24,000,000 at TXU Australia Holdings Limited Partnership, (2) the repurchase of $107,000,000 of subsidiaries' debts, and
     (3) the reclassification of $213,000,000 of long-term debt of subsidiaries into long-term debt due currently. Adjusted amounts do not reflect any possible future (1) sales from time to time by TXU Corp. of shares of its common stock under its Direct Stock Purchase and Dividend Reinvestment Plan and under employee benefit plans, (2) sales by TXU Corp. of up to $340
     million of debt securities and up to an aggregate of $    of (a) debt
     securities, (b) shares of its preference stock, and (c) preferred securities of subsidiary trusts, (3) sales by TXU Electric Company of up to an additional $498,850,000 aggregate principal amount of its senior debt securities and $25,000,000 of its cumulative preferred stock and (4) sales by TXU Gas Company of up to an additional $600,000,000 aggregate principal amount of securities, for each of which registration statements are effective under Rule 415 of the Securities Act of 1933.

(b) The sole assets of the trusts consist of junior subordinated debentures of TXU Corp., TXU Electric Company or TXU Gas Company, as the case may be, in principal amounts, and having other payment terms, corresponding to the securities issued by the trusts.

                                 USE OF PROCEEDS

     TXU Corp. intends to use those proceeds to repay short-term debt, including outstanding commercial paper, and for general corporate purposes. At March 31, 2000, TXU Corp. had an aggregate of $2.2 billion of short-term debt and commercial paper outstanding, which had maturities of up to 151 days and bore interest at rates ranging from 5.90% to 6.50% per annum.

                 SPECIFIC TERMS OF THE SERIES B PREFERENCE STOCK

     The following is a summary of the terms of the Series B preference stock. This summary is not complete and should be read together with the DESCRIPTION OF TXU CORP PREFERENCE STOCK in the prospectus and is qualified in its entirety by reference to TXU Corp.'s restated articles of incorporation, as amended, and the statement of resolution authorizing the issuance of the shares of Series B preference stock. Copies of the restated articles of incorporation and the statement of resolution may be obtained upon request from TXU Corp.

GENERAL

     Under the restated articles of incorporation of TXU Corp., the board of directors is authorized, without further shareholder action, to issue from time to time up to 50,000,000 shares of preference stock in one or more series and with such terms and characteristics and at such times and for such consideration as the board of directors may determine. The board of directors previously reserved 10,000,000 shares of preference stock, Series A, for issuance pursuant to TXU Corp.'s shareholder rights plan.

     The shares of Series B preference stock will be shares of preference stock that entitle their holders to receive dividends when, as and if declared by the board of directors, out of the assets legally available therefor at a rate per annum that may vary from dividend period to dividend period. In general, as described in more detail below, each dividend period after the initial dividend period, which ends on June , 2005, will be (a) a regular dividend period, which will be 49 days in length or such greater number of days as is equal to the then current minimum holding period required for corporate taxpayers to receive the dividends received deduction in respect of dividends, other than extraordinary dividends, but in no event longer than 98 days, unless (b) TXU Corp. has designated a subsequent dividend period as a special dividend period, which special dividend period shall be at least 49 days, or such greater number of days as is equal to the then current minimum holding period required for corporate taxpayers to receive the dividends received deduction in respect of dividends, other than extraordinary dividends. The applicable dividend rate will be determined by an auction after the initial dividend period conducted on the business day immediately preceding the start of a subsequent dividend period.

     Existing holders and potential holders of Series B preference stock may participate in auctions after the initial period through broker-dealers. See "The Auction" for a more detailed explanation of auctions and the method of determining the applicable dividend rate.

     Except as otherwise required by law or as described below, or unless there is no securities depository, all outstanding shares of Series B preference stock will be represented by one or more certificates deposited with and registered in the name of The Depository Trust Company, or DTC, as securities depository, or its nominee, Cede & Co., and no person acquiring shares will be entitled to receive a certificate for those shares. Each certificate shall bear a legend to the effect that such certificate is issued subject to the provisions restricting the transfer of shares contained in the statement of resolution. During a non-payment period, an existing holder may obtain a certificate for the shares owned by it. DTC will maintain lists of its participants and the shares held by each whether as an existing holder for its own account or as a nominee for another existing holder. See "Book-Entry Only Issuance -- The Depository Trust Company" for a more detailed explanation of DTC's book-entry only system.

     When issued, the shares will have a liquidation preference per share equal to the sum of $100,000 plus an amount equal to accumulated and unpaid dividends thereon, whether or not declared to the date of final distribution, and will be fully paid and nonassessable. See "Liquidation Preference." For each share issued, the amount of $100,000 will be credited to TXU Corp.'s capital account designated as Series B preference stock.

     The shares will not be convertible into shares of common stock or any other securities of TXU Corp. and will have no preemptive rights. Except during the initial dividend period, which ends June , 2005, and any non-call period, the Series B preference stock will be redeemable, in whole or in part, on any dividend payment date at the option of TXU Corp., at $100,000 per share plus accumulated and unpaid dividends thereon, whether or not declared. TXU Corp. also may redeem the Series B preference stock, in whole but not in part, in the event that certain changes are made to federal tax law which reduce the dividends received percentage. See "Changes in the Dividends Received Deduction."

     The shares will rank prior to or on a parity with any other shares of preference stock as to dividends and upon the liquidation, dissolution or winding up of TXU Corp., except under the circumstances described under DESCRIPTION OF TXU CORP PREFERENCE STOCK in the prospectus.

     Except in an auction or as otherwise provided herein or as limited by law, TXU Corp. may purchase or otherwise acquire any shares of Series B preference stock at any price. Any shares purchased or otherwise acquired by TXU Corp. may be restored to the status of authorized but undesignated and unissued shares of preference stock.

DIVIDENDS

     General. The holders of Series B preference stock shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available therefor, cumulative cash dividends at the applicable dividend rate, determined in the manner described below under "Dividends -- Determination of Dividend Rate," payable on the dates as described below.

     Dividends on the Series B preference stock will accumulate, whether or not declared, at the applicable dividend rate for the shares from the date on which TXU Corp. originally issues the shares. Dividends on the shares will be payable for the initial dividend period with respect thereto on March 15, June 15, September 15 and December 15 of each year, commencing September 15, 2000, or, if any such date is not a business day, on the next business day. For subsequent dividend periods, dividends on shares will be payable (1) on the business day following the last day of each dividend period with respect thereto, regardless of its length, and (2) in addition, in the case of dividend periods of more than 99 days, on the following additional dates:

          o if such dividend period is from 100 to 190 days, on the 91st day of such dividend period;

          o if such dividend period is from 191 to 281 days, on the 91st and 182nd days of such dividend period;

          o if such dividend period is from 282 days to 364 days, on the 91st, 182nd and 273rd days of such dividend period; and

          o if such dividend period is one year or longer, on March 15, June 15, September 15 and December 15 of each year,

provided that in all such cases, if such date is not a business day, the dividend payment date will be the next business day.

     Notwithstanding the foregoing, if any date on which dividends on the Series B preference stock would be payable as described in the preceding paragraph is a day that would result in the number of days in the then current dividend period not being at least equal to the then current minimum holding period required for corporate taxpayers to be entitled to the dividends received deduction in respect of dividends, other than extraordinary dividends, paid on preference stock held by nonaffiliated corporations, then dividends with respect to such dividend period shall be payable on the first business day following such date on which dividends would be so payable that results in the number of days in such dividend period being at least equal to that minimum holding period or, if earlier, the 98th day of such dividend period.

     Moreover, notwithstanding the foregoing, in the event of a change in law altering the minimum holding period, the board of directors shall adjust, if necessary, the number of days in each regular dividend period and the minimum number of days of each special dividend period commencing after the date of such change in law to equal or exceed the minimum holding period, provided that the number of dividend period days in a regular dividend period shall not exceed by more than nine days the length of the minimum holding period and shall be evenly divisible by seven, and the maximum number of dividend period days in a regular dividend period, as adjusted pursuant to this provision, shall in no event exceed 98 days.

     On any change in the number of dividend period days in any then current dividend period or in a regular dividend period or special dividend period as a result of a change in the minimum holding period, TXU Corp. will mail notice of such change to all holders of record of Series B preference stock. In addition, under the broker-dealer agreements described below, each broker-dealer will be required to mail notice of such change to each existing holder who acquired shares of Series B preference stock through such broker-dealer and, to the knowledge of such broker-dealer, has not disposed of such shares.

     Each date on which dividends on the shares of Series B preference stock shall be payable as determined as set forth above is referred to herein as a "Dividend Payment Date." Although any particular Dividend Payment Date for the shares of Series B preference stock may not occur on the day of the week or the date originally scheduled as a Dividend Payment Date for the shares because of the adjustments set forth above, each succeeding Dividend Payment Date for the shares shall occur, subject to such adjustments, on the day of the week or the date originally scheduled as a Dividend Payment Date for the shares as if each preceding Dividend Payment Date had occurred on such day of the week or date.

     On or prior to any Dividend Payment Date for the Series B preference stock, TXU Corp. is required to pay to the auction agent sufficient funds for the payment in full of all accumulated dividends with respect to the Series B preference stock payable on such Dividend Payment Date.

     Each dividend on the Series B preference stock shall be payable to the holder or holders of record of the shares as they appear on the share books of TXU Corp. on the date which is 10 days prior to the applicable Dividend Payment Date. Dividends in arrears for any past dividend period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the holder or holders of such shares as they appear on the share books of TXU Corp. on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the board of directors. Any dividend payment made on Series B preference stock shall first be credited against the accumulated dividends with respect to the earliest dividend period for the Series B preference stock for which dividends have not been paid.

     So long as the shares of Series B preference stock are held of record by the nominee of the securities depository, dividends will be paid to the nominee of the securities depository on each Dividend Payment Date for the shares. The securities depository will credit the accounts of the DTC participants in accordance with the securities depository's normal procedures, which now provide for payments in same-day funds. The DTC participant will be responsible for holding or disbursing such payments to such existing holder in accordance with the instructions of such existing holder.

     Except as described below under "Dividends -- Determination of Dividend Rate," (1) holders of Series B preference stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series B preference stock as provided herein, and
(2) no interest or sum of money in lieu of interest shall be payable in respect of any dividend payment on the Series B preference stock which may be in arrears.

     So long as any shares of Series B preference stock are outstanding,

          o no dividend, other than a dividend in common stock or any other capital stock of TXU Corp. ranking junior to the Series B preference stock as to dividends and upon liquidation and other than as provided in the next paragraph, shall be declared or made upon any shares of preference stock of TXU Corp. ranking on a parity with the Series B preference stock as to dividends and upon the liquidation, dissolution or winding up of TXU Corp.,

          o the common stock or any other shares of capital stock of TXU Corp. ranking junior to the Series B preference stock as to dividends and upon liquidation, nor shall any preference stock ranking on a parity with the Series B preference stock, common stock or any other shares of capital stock of TXU Corp. ranking junior to the Series B preference stock as to dividends and upon liquidation, be redeemed, purchased or otherwise acquired for any consideration, nor

          o shall any funds be paid to, or made available for, a sinking fund for the redemption of any shares of such stock, by TXU Corp., except by conversion into or exchange for common stock or shares of capital stock of TXU Corp. ranking junior to the Shares as to dividends or upon liquidation, unless, in each case, the full cumulative dividends on the outstanding Series B preference stock shall have been or contemporaneously are, paid or declared and a sum sufficient for the payment thereof has been or is set apart for such payment. In addition, TXU Corp. may not declare or pay any dividend or distribution on its capital stock, other than dividends paid in shares of its common stock, if TXU Corp.:

          o extends interest payment periods on its junior subordinated debentures issued to trusts; or

          o is in default with respect to payments on the junior subordinated debentures or under related guarantees.

See DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES -- "Option to Extend Interest Payment Period" in the prospectus.

     When dividends are not paid or declared and set aside for payment in full, as described in the previous paragraph, upon the Series B preference stock and any preference stock ranking on a parity with the Series B preference stock, all dividends declared upon the Series B preference stock and any preference stock ranking on a parity with the Series B preference stock shall be declared pro rata so that the amount of dividends declared per share on such shares and parity preference stock shall in all cases bear to each other the same ratio that accumulated dividends per share on such shares and parity preference stock bear to each other.

     Subsequent Dividend Periods. After the initial dividend period for the Series B preference stock, each subsequent dividend period for the shares will be a regular dividend period; provided that, subject to the statement of resolution and except as described in the next paragraph and under "Dividends -- Determination of Dividend Rate," TXU Corp. may specify the duration for any special dividend period and other special provisions for the Series B preference stock by a notice delivered or mailed by TXU Corp. to the holders of the Series B preference stock to the address of each such holder appearing in the share books of TXU Corp., not less than 10 days nor more than 60 days prior to the auction date for such subsequent dividend period, which notice will specify:

          o TXU Corp.'s determination of the length of the special dividend period, which shall be at least 49 days and equal to or longer than the then current minimum holding period required for corporate taxpayers to be entitled to receive the dividends received deduction in respect of dividends, other than extraordinary dividends,

          o in the case of any special dividend period in excess of 99 days in duration, any subsequent dividend payment date or dates other than the subsequent period-end dividend payment date for such dividend period,

          o if TXU Corp. has elected that the Series B preference stock should not be subject to redemption during all or any specified portion of the special dividend period, a non-call period, a statement to that effect,

          o if TXU Corp. has elected that the dividends received deduction gross-up provision shall apply during the special dividend period, a statement to that effect, and

          o if TXU Corp. has elected to redeem the Series B preference stock during such special dividend period as a result of any amendment to the Internal Revenue Code of 1986, or the Code, that has the effect of reducing the dividends received percentage to 50% or less as described in "Redemption," a statement to that effect.

In the event TXU Corp. has elected a special dividend period for a subsequent dividend period as described in "Changes in the Dividend Received Deduction," TXU Corp. may withdraw its election by giving notice to holders of Series B preference stock by no later than 3:00 p.m., New York City time, on the business day before the auction date with respect to which the notice was delivered, and thereafter the election by TXU Corp. of a special dividend period shall be of no force and effect. Copies of all notices related to special dividend periods shall be delivered in person, by telecopier or by other written electronic communication to the auction agent by TXU Corp. at the same time they are transmitted to the holders of Series B preference stock. The auction agent will thereupon provide copies of the notices to the broker-dealer as soon as practicable after receiving the notice. In the event TXU Corp. has effectively revoked its election of a special dividend period, the following dividend period will be a regular dividend period. No defect in the notice or in the mailing thereof shall affect the validity of any change in any dividend period.

     In the event that sufficient clearing bids have not been made in any auction, as described in "The Auction," such that the dividend rate for the next dividend period will be equal to the maximum applicable rate, then the subsequent dividend period will be a regular dividend period, regardless of whether TXU Corp. has elected a special dividend period, and the maximum applicable rate shall be determined based upon such dividend period. In such event, existing holders of Series B preference stock that have submitted sell orders will not be able to sell in the auction all, and may not be able to sell any, shares subject to such sell orders. Thus, under certain circumstances, existing holders of Series B preference stock may not have liquidity of investment.

     Determination of Dividend Rate. The initial dividend rate for the initial
dividend period for the Series B preference stock will be    % per annum. The
initial dividend period begins on and includes the date that TXU Corp. originally issues the Series B preference stock and ends on June , 2005. The dividend rate for each subsequent dividend period for the Series B preference stock will be, except as provided below, the rate per annum that the auction agent advises TXU Corp. has resulted from the implementation of the auction procedures. As used in this prospectus supplement, applicable dividend rate means the rate per annum at which dividends are payable on the Series B preference stock for any dividend period. See "The Auction -- Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate."

     If an auction for any subsequent dividend period for the Series B preference stock is not held for any reason, other than as a result of the existence of a failure of TXU Corp. to pay dividends or amounts payable upon redemption as described below, the subsequent dividend period shall be a regular dividend period and the dividend rate on the shares for such subsequent dividend period will be the maximum applicable dividend rate on the business day immediately prior to the commencement of the subsequent dividend period. See "The Auction -- Orders by Existing and Potential Holders."

     During the initial dividend period and any special dividend period in excess of 364 days in duration, the amount of dividends accumulated and payable, if declared, on each share for each period that begins on a Dividend Payment Date and ends on the day before the next Dividend Payment Date will be computed by (1) multiplying the applicable dividend rate for such dividend period by 25% and (2) multiplying $100,000 by the rate so obtained. The amount of dividends accumulated and payable, if declared, on each share on any Dividend Payment Date with respect to any regular dividend period and any period during the initial dividend period and any special dividend period in excess of 364 days that is not set forth in clause (1) above will be computed by (x) multiplying the applicable dividend rate for such dividend period by a fraction, the numerator of which is the actual number of days in the portion of such dividend period prior to such Dividend Payment Date as to which dividends have not been paid and the denominator of which is 360, and (y) multiplying $100,000 by the rate so obtained.

     If TXU Corp. fails to pay to the auction agent on or prior to any period-end Dividend Payment Date for the Series B preference stock the full amount of all accumulated and unpaid dividends payable on the Series B preference stock on such period-end Dividend Payment Date, then:

          o if such failure to pay is cured as provided below, the applicable dividend rate for the Series B preference stock for the dividend period commencing on the period-end Dividend Payment Date on which TXU Corp. failed to pay shall be equal to the dividend rate determined on the auction date immediately preceding such period-end Dividend Payment Date; and

          o if such failure to pay is not cured as provided below, then, for the period (the "Dividend Non-Payment Period") commencing on and including such period-end Dividend Payment Date and ending on and including the business day on which, by 12:00 noon, New York City time, all unpaid cash dividends shall have been deposited with the auction agent or otherwise made available for payment to the applicable holders in same day funds (provided that, at least two business days but no more than 30 days prior to such business day, TXU Corp. shall have given the auction agent, the securities depository and the applicable holders written notice of such deposit or availability):

               - each subsequent dividend period shall be a regular dividend period, regardless of any special dividend period election made by TXU Corp., and auctions for the Series B preference stock shall be suspended and shall not resume, in each case until all accumulated and unpaid dividends on the Series B preference stock for all past dividend periods shall have been paid to the auction agent, not later than the second business day before an auction date for the Series B preference stock; and

               - the applicable dividend rate for the Series B preference stock during such dividend non-payment period shall be equal to the maximum applicable dividend rate for the Series B preference stock, as determined on the business day prior to the first day of each such subsequent dividend period, but with the credit ratings for the Series B preference stock, for purposes of determining such maximum applicable rate, being deemed to be below "baa3" by Moody's Investors Service, Inc., or Moody's, and below BBB- by Standard & Poor's Ratings Services, or S&P.

     If TXU Corp. fails to pay to the auction agent on or prior to any date set for redemption of less than all of the shares of Series B preference stock the full amount payable upon redemption of the shares of Series B preference stock called for redemption, then:

          o auctions for the Series B preference stock shall be suspended and shall not resume until all amounts payable upon the redemption of the Series B preference stock called for redemption shall have been paid to the auction agent not later than the second business day prior to an auction date for the outstanding Series B preference stock;

          o if such failure to pay is cured as provided below, the applicable dividend rate for the dividend period commencing after the redemption date on which TXU Corp. failed to pay shall be equal to the maximum applicable dividend rate for the Series B preference stock, as determined on the business day before the first day of such dividend period, and such dividend period shall be a regular dividend period, regardless of any special dividend period election made by TXU Corp., unless on the auction date for such dividend period, auctions for the shares may be resumed as provided above; and

          o    if such failure to pay is not cured as provided below, then:

               - each subsequent dividend period shall be a regular dividend period, regardless of any special dividend period election made by TXU Corp., and the applicable dividend rate for the Series B preference stock not called for redemption for each dividend period, commencing on the day immediately succeeding the redemption date on which TXU Corp. failed to pay, but excluding the dividend period, if any, following the auction date on which auctions for the Series B preference stock may be resumed as provided above, shall be equal to the non-payment period dividend rate for the Series B preference stock, as determined on the business day prior to the first day of each such dividend period; and

               - the applicable dividend rate for the Series B preference stock called for redemption for each dividend period for the Series B preference stock commencing after the redemption date on which TXU Corp. failed to pay shall be equal to the non-payment period rate for the Series B preference stock, as determined on the business day prior to the first day of each such dividend period.

     For purposes of the two previous paragraphs, any failure to pay dividends or amounts payable upon redemption with respect to the Series B preference stock shall be deemed cured if, not later than 12:00 noon, New York City time, on the third business day following such failure to pay, there shall have been paid to the auction agent (1) all accumulated and unpaid dividends on the Series B preference stock including the full amount of any dividends to be paid on the period-end payment date with respect to which such failure to pay occurred but excluding amounts accumulated after such period-end dividend payment date, plus additional dividends in an amount computed by multiplying (A) the non-payment period rate for the Series B preference stock, as determined on the business day before such Dividend Payment Date, by (B) a fraction, the numerator of which shall be the number of days for which such failure to pay is not cured in accordance herewith, including the day such failure to pay occurs and excluding the day such failure to pay is cured, and the denominator of which is 360, and multiplying the rate so obtained by the product of $100,000 and the number of shares of Series B preference stock then outstanding and (2) the full amount payable upon redemption of the shares of Series B preference stock called for redemption that have not been so redeemed, plus (except to the extent such amount has been paid pursuant to clause (1) above) an amount computed by multiplying (X) the non-payment period rate for the Series B preference stock, as determined on the business day prior to the first day of the current dividend period, and (Y) a fraction, the numerator of which shall be the number of days for which such failure to pay is not cured in accordance herewith, including the day such failure to pay occurs and excluding the day such failure to pay is cured, and the denominator of which is 360, and multiplying the rate obtained against the product of $100,000 and the number of shares of Series B preference stock called for redemption that have not been so redeemed.

     If TXU Corp. fails to pay to the auction agent on or prior to any date set for redemption of all the shares of Series B preference stock the full amount payable upon the redemption of the shares, then the applicable dividend rate for the shares for each dividend period or portion thereof commencing on or after the redemption date on which TXU Corp. failed to pay shall be equal to the non-payment period rate for the shares, as determined on the business day prior to the first day of each such dividend period.

CHANGES IN THE DIVIDENDS RECEIVED DEDUCTION

     If, at any time prior to the date that is 18 months after June , 2000, any amendment to the Code is enacted that has the effect of reducing the percentage of dividends received by corporate taxpayers which may be deducted for federal income tax purposes (currently 70%) pursuant to Section 243(a)(1) of the Code or any successor provision (the "Dividends Received Percentage"), then the applicable dividend rate with respect to the Series B preference stock for the dividend period in which the effective date of such change occurs will, to the extent such amendment applies to such dividend period, be adjusted on and after its effective date for the remainder of such dividend period by multiplying the applicable dividend rate, determined before any adjustment described in this paragraph, by a factor, which will be the number determined in accordance with the following formula (the "DRD Formula"), and rounding the results to the nearest basis point:

                                 1-[.35(1-.70)]
                               ------------------
                                 1-[.35(1-DRP)]

     For purposes of this formula, "DRP" means the adjusted Dividends Received Percentage applicable to the relevant dividend in question. No amendment to the Code other than a change in the percentage of the dividends received deduction set forth in Section 243(a)(1) of the Code (or any successor provision) will give rise to an adjustment described in the previous paragraph. Notwithstanding the foregoing provisions, if, with respect to any such amendment, TXU Corp. receives either an opinion of independent tax counsel or a private letter ruling or similar form of guidance from the IRS to the effect that such amendment to the Code would not apply to dividends payable on the Series B preference stock, then such amendment will not result in the adjustment otherwise provided for above. TXU Corp.'s calculation of the dividends payable, as so adjusted and as certified accurate as to calculation and reasonable as to method by the independent certified public accountants then regularly engaged by TXU Corp., shall be final and not subject to review. Notwithstanding the foregoing, in no event will DRP be less than 50%.

     If any such amendment to the Code which reduces the Dividends Received Percentage is enacted and becomes effective after a dividend payable on a Dividend Payment Date has been declared but before such dividend has been paid, the amount of dividends payable on such Dividend Payment Date shall not be increased; but instead, an amount equal to the excess, if any, of (1) the product of the dividends paid by TXU Corp. on such Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the reduced Dividends Received Percentage or 50%) less (2) the dividends paid by TXU Corp. on such Dividend Payment Date, will be payable, if declared, on the following Dividend Payment Date to holders of the Series B preference stock for such succeeding Dividend Payment Date, in addition to any other amounts payable on such Dividend Payment Date.

     If the applicable dividend rate is adjusted as described above, TXU Corp. will send notice of such adjustment to each holder of Series B preference stock and the auction agent on or prior to the next Dividend Payment Date. Unless the context requires otherwise, all references to dividends in this prospectus mean dividends adjusted as described above.

     After the date that is 18 months after June , 2000, the foregoing provisions shall not apply to any regular dividend period and will only apply to any special dividend period if and to the extent elected by TXU Corp. and specified in the applicable special dividend period notice.

     In addition, if an amendment to the Code is enacted that reduces the Dividends Received Percentage and this reduction retroactively applies to a Dividend Payment Date as to which TXU Corp. previously paid dividends on the Series B preference stock (each, an "Affected Dividend Payment Date"), TXU Corp. will pay, if declared, additional dividends on the immediately succeeding Dividend Payment Date (or if such amendment is enacted after the dividend payable on such Dividend Payment Date has been declared, on the second immediately succeeding Dividend Payment Date following the date of enactment), to holders of the Series B preference stock for such succeeding Dividend Payment Date, in an amount equal to the excess, if any, of (1) the product of the dividends paid by TXU Corp. on each Affected Dividend Payment Date and the DRD Formula (where the DRP used in the DRD Formula would be equal to the greater of the reduced Dividends Received Percentage and 50%, applied to each Affected Dividend Payment Date) over (2) the dividends paid by TXU Corp. on each Affected Dividend Payment Date. Retroactive dividends, along with all other dividends on the Series B preference stock, will be cumulative.

     Retroactive dividends will not be paid with respect to the enactment of any amendment to the Code if the amendment would not result in an adjustment due to TXU Corp. having received either an opinion of counsel or tax ruling referred to above. TXU Corp. will make only one payment of retroactive dividends.

     No adjustments in the dividends payable by TXU Corp. will be made, and no retroactive dividends will be payable by TXU Corp., because of any amendment to the Code that reduces the Dividends Received Percentage effective at any time after the date that is 18 months after June , 2000 or other than during any special dividend period if and to the extent elected by TXU Corp. and specified in the applicable special dividend notice.

     In the event that the amount of dividends payable per share of the Series B preference stock shall be adjusted pursuant to the DRD Formula and/or retroactive dividends are to be paid, TXU Corp. will cause notice of each adjustment and, if applicable, any retroactive dividends, to be sent to each holder of the Series B preference stock.

     In addition, if the Dividends Received Percentage is reduced to 50% or less at any time prior to the date that is 18 months after June , 2000, or, if the Dividends Received Percentage is so reduced and TXU Corp. so elects, during special dividend periods after June , 2005, TXU Corp. may at its option redeem the Series B preference stock, in whole but not in part, at a redemption price of $105,000 per share, plus accumulated and unpaid dividends, whether or not declared and including any increase in dividends payable due to changes in the Dividends Received Percentage. See "Redemption."

REDEMPTION

     Optional Redemption. At the option of TXU Corp., the Series B preference stock may be redeemed after June , 2005, other than during a non-call period, in whole or from time to time in part, out of funds legally available therefor, on any Dividend Payment Date, upon at least 20 but not more than 50 days' notice, at a redemption price per share of $100,000, upon payment of accumulated and unpaid dividends as described in the next sentence. TXU Corp. shall be required to declare and pay on the redemption date all accumulated and unpaid dividends thereon, whether or not declared, to the date that TXU Corp. pays or duly provides for the payment of the full amount payable upon redemption of such shares. Notwithstanding the foregoing, if any dividends on Series B preference stock are in arrears, no shares shall be redeemed unless all outstanding Series B preference stock is simultaneously redeemed and TXU Corp. shall not purchase or otherwise acquire any Series B preference stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series B preference stock pursuant to an otherwise lawful purchase or exchange offer made on the same terms to holders of all outstanding Series B preference stock.

     If at any time prior to the date that is 18 months after June , 2000, one or more amendments to the Code are enacted that have the effect of reducing the Dividends Received Percentage to 50% or less, and, as a result, the amount of dividends on the Series B preference stock payable on any Dividend Payment Date may be adjusted upwards as described above under "Changes in the Dividends Received Deduction," TXU Corp., at its option, may redeem all, but not less than all, of the outstanding Series B preference stock, provided that, within 60 days of the date on which an amendment to the Code is enacted that reduces the Dividends Received Percentage to 50% or less, TXU Corp. sends notice to holders of the Series B preference stock of such redemption. Any redemption of the Series B preference stock pursuant to this paragraph will take place on the date specified in the notice, which will be not less than 20 nor more than 50 days from the date such notice is sent to holders of the Series B preference stock. This redemption of the Series B preference stock will be at a redemption price of $105,000 per share, plus accumulated and unpaid dividends, whether or not declared and including any increase in dividends payable due to changes in the Dividends Received Percentage.

     After the date ending 18 months after June , 2000, TXU Corp.'s option to redeem the Series B preference stock upon a reduction in the Dividends Received Percentage shall not apply to any regular dividend period and will only apply to any special dividend period if and to the extent elected by TXU Corp. and specified in the applicable special dividend period notice.

     Redemption Procedures. If shares of Series B preference stock are to be redeemed, TXU Corp. will cause to be delivered or mailed within the applicable notice period specified above, a written notice of redemption to each holder of record of shares of Series B preference stock, initially, the nominee of the securities depository, and the auction agent. Each redemption notice will state

          o    the redemption date,

          o    the redemption price,

          o    the number of shares to be redeemed,

          o the place where shares are to be surrendered for payment of the redemption price,

          o that dividends on the shares will cease to accumulate on the date that TXU Corp. pays the full amount payable upon redemption of shares, and

          o the provision of the statement of resolution under which the redemption is being made.

No defect in the redemption notice or in the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law. A redemption notice shall be deemed given on the day that it is delivered or mailed in accordance with this paragraph.

     If less than all of the outstanding shares of Series B preference stock are to be redeemed, the number of shares to be redeemed will be determined by the board of directors of TXU Corp. and communicated to the auction agent. So long as the securities depository's nominee is the record holder of all outstanding shares, the auction agent will give notice to the securities depository, and the securities depository will determine the number of shares to be redeemed from each DTC participant's account in accordance with its normal procedures. If neither the securities depository nor its nominee is the record holder of all of the shares of Series B preference stock, the particular shares to be redeemed shall be redeemed ratably or by lot from the holders of record of the shares of Series B preference stock in proportion to the number of such shares held by such holders, with adjustments to avoid redemption of fractional shares. Any such redemption will be made in accordance with applicable securities laws and rules.

     On or prior to a date set for redemption of shares, TXU Corp. shall be required to pay to the auction agent sufficient funds for the payment of the full amount payable upon redemption of such shares.

     If TXU Corp. gives or causes to be given a redemption notice, timely pays to the auction agent a sum sufficient to redeem the shares of Series B preference stock as to which such redemption notice has been given and gives the auction agent irrevocable instructions and authority to pay the full amount payable on redemption of such shares to the holders of such shares, then on the date of such payment, all rights of the holders of the shares to be redeemed, as such, will terminate (except the right of the holders of such shares to receive the full amount payable upon redemption thereof upon surrender of the certificate or certificates therefor, but without interest) and such shares will no longer be deemed to be outstanding for any purpose (including, without limitation, the right of holders of such shares to vote on any matter or to participate, with respect to such shares, in any subsequent auction for the outstanding Series B preference stock). In addition, any shares as to which a redemption notice has been given by TXU Corp. will be deemed to be not outstanding for purposes of any auction for the Series B preference stock held subsequent to the date of such redemption notice. TXU Corp. will be entitled to receive from time to time from the auction agent the income, if any, derived from the investment of monies or other assets paid it, to the extent that such income is not required to pay the redemption price of the shares to be redeemed, and the holders of any shares to be redeemed will not have any claim to such income. Any funds so paid to the auction agent which are unclaimed at the end of six years from the redemption date will be returned to TXU Corp., after which the holders of the shares so called for redemption will look only to TXU Corp. for payment of the redemption price of such shares.

     So long as all of the outstanding Series B preference stock is held of record by a nominee of the securities depository, the amounts payable upon redemption of the Series B preference stock will be paid to the securities depository on the redemption date. The normal procedures of the securities depository currently provide for it to distribute amounts payable upon redemption to DTC participants, who, in turn, are to distribute such funds to the persons for whom they are acting as agent.

     No sinking fund will be provided for the purchase or redemption of the Series B preference stock.

LIQUIDATION PREFERENCE

     Upon the dissolution, liquidation or winding up of TXU Corp., voluntary or involuntary, the holders of the then outstanding Series B preference stock shall be entitled to receive and be paid out of the assets of TXU Corp. available for distribution to its shareholders, before any payment or distribution of assets shall be made on the common stock, the amount of $100,000 per share, plus an amount equal to the sum of all accumulated and unpaid dividends, whether or not declared, on such shares to the date of final distribution. Neither the sale or transfer of all or substantially all the assets of TXU Corp. nor the merger or consolidation of TXU Corp. into or with any other corporation or the merger or consolidation of any other corporation into or with TXU Corp., shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this paragraph. After the payment to the holders of the Series B preference stock of the full preferential amounts provided for in this paragraph, such holders shall have no right or claim to any of the remaining assets of TXU Corp. In the event the assets of TXU Corp. available for distribution to the holders of the Series B preference stock and any preference stock ranking on a parity with the Series B preference stock shall be insufficient to pay in full all preferential amounts to which such holders are entitled, no such distribution shall be made on account of such Series B preference stock and preference stock ranking on a parity with the Series B preference stock, unless proportionate distributive amounts shall be paid on account of such Series B preference stock and preference stock ranking on a parity with the Series B preference stock ratably, in proportion to the full preferential amounts for which holders of all such shares are respectively entitled upon dissolution, liquidation or winding up of TXU Corp.

THE AUCTION

     General. The applicable dividend rate for the Series B preference stock for each dividend period commencing after June , 2005 shall be equal to the rate per annum that the auction agent advises TXU Corp. has resulted on the business day preceding the first day of such subsequent dividend period from implementation of the auction procedures set forth in the statement of resolution and attached as Appendix A to this prospectus supplement. Each periodic implementation of the auction procedures, under which persons determine to hold or, based upon dividend rates bid by them, offer to sell or to purchase Series B preference stock, is referred to herein as an "auction." If, however, TXU Corp. should fail to pay the full amount of all accumulated and unpaid dividends on Series B preference stock on any Dividend Payment Date or the redemption price of shares of Series B preference stock called for redemption, the applicable dividend rate for the Series B preference stock will be determined as described under "Dividends -- Determination of Dividend Rate."

     As used in this prospectus supplement, an existing holder of any Series B preference stock means a person who is presently listed as the beneficial owner of such shares in the records of the auction agent. The auction agent may rely upon, as evidence of the identities of the existing holders, a list of the owners of the Series B preference stock provided by TXU Corp. or the broker-dealers, the results of auctions and notices from any existing holder, the DTC participant of any existing holder or the broker-dealer of any existing holder with respect to such existing holder's transfer of Series B preference stock to another person. References in this prospectus supplement to existing holders and potential holders shall, unless the context otherwise requires, be deemed to include beneficial owners and potential beneficial owners acting through their broker-dealers.

     The auction agent will be required to register a transfer of Series B preference stock from an existing holder to another person only if (1) such transfer is pursuant to an auction or (2) the auction agent has been notified in writing (A) by such existing holder, the DTC participant of such existing holder or the broker-dealer of such existing holder of such transfer or (B) by the broker-dealer of any person that purchased such Series B preference stock in an auction of the failure of such Series B preference stock to be transferred as a result of such auction. The auction agent is not required to accept any such notice of transfer delivered prior to an auction unless it is received by the auction agent by 3:00 p.m. (New York City time) on the business day prior to the auction.

     Auction Agent Agreement. TXU Corp. will enter into an agreement with The Bank of New York, the auction agent, and TXU Business Services Company, the transfer agent and registrar, which provides, among other things, that the auction agent will follow the auction procedures for the purposes of determining the applicable dividend rate for the Series B preference stock for so long as the applicable dividend rate for the Series B preference stock is to be based on the results of an auction. See "Concerning the Auction Agent."

     Broker-Dealer Agreements. The auctions require the participation of one or more broker-dealers. The auction agent will enter into an agreement with Lehman Brothers Inc. and may enter into other agreements with one or more other broker-dealers selected by TXU Corp., which will provide for the participation of such broker-dealers in auctions. See "Broker-Dealers." A broker-dealer agreement may be terminated by the auction agent or a broker-dealer on five days' notice to the other party.

     Securities Depository. DTC will act as securities depository for its participants with respect to shares. One or more registered certificates representing all of the shares of Series B preference stock to be issued in this offering initially will be registered in the name of Cede & Co., as nominee of DTC. Such certificates will bear a legend to the effect that such certificate is issued subject to the provisions restricting transfers of shares contained in the statement of resolution. Cede & Co. will be the initial holder of record of all Series B preference stock, and existing holders of the Series B preference stock will not receive certificates representing their ownership interest in such Series B preference stock. See "Book-Entry Only Issuance -- The Depository Trust Company."

     Auction Procedures. The following summary of the auction procedures does not purport to be complete and is qualified in its entirety by reference to the auction procedures, which are attached to this prospectus supplement as Appendix
A. The settlement procedures to be used with respect to auctions are set forth in Appendix B to this prospectus supplement.

     Auction Dates. After June , 2005, an auction to determine the applicable dividend rate for the Series B preference stock for a particular dividend period for the Series B preference stock will be held on the business day before the first day of such dividend period. The term business day means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in Dallas, Texas or New York, New York are authorized or obligated by law to close. Both the auction date and the first day of the related dividend period, also a period-end Dividend Payment Date, must be business days but need not be consecutive calendar days. For example, in most cases, if the date or day that would normally be an auction date is not a business day, then such auction date will be the next preceding day that is a business day even though such period-end Dividend Payment Date remains the same. See "Dividends" for information concerning the circumstances under which a Dividend Payment Date may fall on a date other than a date that would normally be such Dividend Payment Date.

     The first auction date for the shares will be June , 2005.

     Orders by Existing and Potential Holders. Prior to the submission deadline on each auction date:

          o each existing holder of Series B preference stock may submit to its broker-dealer by telephone or otherwise a:

               - Hold Order -- indicating the number of outstanding shares of Series B preference stock, if any, held by such existing holder that such existing holder desires to continue to hold without regard to the applicable dividend rate for the next dividend period for such Series B preference stock;

               - Bid -- indicating the number of outstanding shares of Series B preference stock, if any, held by such existing holder that such existing holder desires to continue to hold if the applicable dividend rate for the next dividend period for such Series B preference stock is not less than the rate specified by such existing holder; and/or

               - Sell Order -- indicating the number of outstanding shares of Series B preference stock, if any, held by such existing holder that such existing holder desires to sell without regard to the applicable dividend rate for the next dividend period for such Series B preference stock; and

          o broker-dealers will contact prospective purchasers of Series B preference stock by telephone or otherwise to determine whether such potential holders desire to submit bids in which such potential holders will indicate the number of outstanding shares of Series B preference stock that they offer to purchase if the applicable dividend rate for the next dividend period for the Series B preference stock is not less than the rates per annum specified in such bids.

     The communication to a broker-dealer by an existing holder of the information referred to in the first bullet point above and by a potential holder of the information referred to in the second bullet point above, and the communication by a broker-dealer, whether or not for its own account, to the auction agent of the foregoing information, is hereinafter referred to as an order. An existing holder or a potential holder placing an order, including a broker-dealer acting in such capacity for its own account, is referred to herein as a bidder. Any order submitted by an existing holder or a potential holder to its broker-dealer, or by a broker-dealer to the auction agent, prior to the submission deadline on any auction date shall be irrevocable.

     An existing holder may submit different types of orders in an auction with respect to Series B preference stock then held by such existing holder, as well as bids for additional shares. An existing holder that offers to purchase additional shares is, for purposes of such offer, treated as a potential holder. For information concerning the priority given to different types of orders placed by an existing holder, see "The Auction -- Submission of Orders by Broker-Dealers to Auction Agent."

     Any bid for shares of Series B preference stock by an existing holder specifying a rate higher than the maximum applicable dividend rate will be treated as a sell order, and any bid for shares of Series B preference stock by a potential holder specifying a rate higher than the maximum applicable dividend rate for the shares will not be accepted. Accordingly, the auction procedures establish the maximum applicable dividend rate as the maximum rate per annum that can result from an auction. See "The Auction -- Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate" and "The Auction -- Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares."

     Neither TXU Corp. nor the auction agent will be responsible for a broker-dealer's failure to comply with any of the foregoing.

     The maximum applicable dividend rate on any auction date for the Series B preference stock will be the rate obtained by multiplying the reference rate on such auction date by a percentage determined by the auction agent, with each maximum applicable dividend rate being rounded to the nearest one thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths of one percent rounded upwards to the nearest one thousandth (0.001) of one percent, as set forth below based on the lower of the credit ratings assigned to the Series B preference stock by Moody's and S&P (or if Moody's or S&P, or both, shall not make such a rating available, the equivalent of either or both of such ratings by a substitute rating agency or two substitute rating agencies or, in the event that only one such rating shall be available, the percentage based on such available rating) at the close of business on the business day prior to such auction date:

                  CREDIT RATING                       APPLICABLE PERCENTAGE
------------------------------------------------       OF REFERENCE RATE
          MOODY'S                 S&P                 ---------------------
-----------------------   ----------------------
      "aa3" or above          AA- or above                  150%
      "a3" to "a1"              A- to A+                    200%
     "baa3" to "baa1"         BBB- to BBB+                  250%
       Below "baa3"            Below BBB-                   275%

     There is no minimum applicable dividend rate in respect of any dividend period.

     The reference rate with respect to a dividend period of 49 days to 183 days, is the "AA" Composite Commercial Paper Rate; with respect to a dividend period of 184 days to 364 days, is the comparable U.S. Treasury Bill Rate; with respect to a dividend period of one year to ten years, is the comparable U.S. Treasury Note Rate; and, with respect to a dividend period in excess of ten years, is the comparable U.S. Treasury Bond Rate.

     "'AA' Composite Commercial Paper Rate" on any date means (1) the Interest Equivalent of the rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or "Aa" by Moody's or the equivalent of such rating by another nationally recognized statistical rating organization, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the business day immediately preceding such date, or (2) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by Lehman Brothers Inc. or its successors (the "Commercial Paper Dealer") to the auction agent for the close of business on the business day immediately preceding such date. If the Commercial Paper Dealer does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by any substitute Commercial Paper Dealer or substitute Commercial Paper Dealers. If the number of dividend period days shall be (1) seven or more but fewer than 49 days, such rate shall be the Interest Equivalent of the 30-day rate on such commercial paper; (2) 49 or more but fewer than 70 days, such rate shall be the Interest Equivalent of the 60-day rate on such commercial paper; (3) 70 or more but fewer than 85 days, such rate shall be the arithmetic average of the Interest Equivalent of the 60-day and 90-day rate on such commercial paper; (4) 85 or more days but fewer than 99 days, such rate shall be the Interest Equivalent of the 90-day rate on such commercial paper; or (5) 99 or more days but fewer than 183 days, such rate shall be determined by linear interpolation between the Interest Equivalents of the 90-day rate and the 180-day rate on such commercial paper.

     "Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

     "U.S. Treasury Bill Rate" on any date means (1) the Interest Equivalent of the rate on the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related dividend period, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such business day, or (2) if such yield as so calculated is not available, the Alternate Treasury Bill Rate on such date. "Alternate Treasury Bill Rate" on any date means the Interest Equivalent of the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related dividend period, as determined by bid price quotations as of any time on the business day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the auction agent.

     "U.S. Treasury Bond Rate" on any date means (1) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Bond with a maturity most nearly comparable to the length of the related dividend period, as such bid price quotation is published on the business day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such business day, or (2) if such yield as so calculated is not available, the Alternate Treasury Bond Rate on such date. "Alternate Treasury Bond Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Bond with a maturity most nearly comparable to the length of the related dividend period, as determined by the bid price quotations as of any time on the business day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the auction agent.

     "U.S. Treasury Note Rate" on any date means (1) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related dividend period, as such bid price quotation is published on the business day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such business day, or (2) if such yield as so calculated is not available, the Alternate Treasury Note Rate on such date. "Alternate Treasury Note Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related dividend period, as determined by the bid price quotations as of any time on the business day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the auction agent.

     Notwithstanding the foregoing, if at 9:00 a.m., New York City time, on any auction date, (1) the rating of the Series B preference stock by Moody's shall be on the "Corporate Credit Watch List" of Moody's with a designation of "downgrade" or "uncertain," (2) the rating of the Series B preference stock by S&P shall be on the "Credit Watch" of S&P with a designation of "negative implications" or "developing" or (3) if Moody's or S&P, or both, shall not make such a rating available, the rating of the Series B preference stock by any substitute rating agency shall be the substantial equivalent of clause (1) or
(2), then the maximum applicable dividend rate for the Series B preference stock to which such auction date relates will be determined as described above but as if the credit rating assigned to the Series B preference stock by Moody's and S&P (or, as appropriate, by a substitute rating agency) each fell within a range one full level lower in the above table.

     TXU Corp. will take all reasonable action necessary to enable Moody's and S&P (and, as appropriate, any substitute rating agency or substitute rating agencies referred to below) to provide a rating for the Series B preference stock. If neither Moody's nor S&P shall make such a rating available, TXU Corp. will select, after consultation with the broker-dealers or their affiliates and successors, a nationally recognized statistical rating organization, as a substitute rating agency, or two nationally recognized statistical rating organizations as substitute rating agencies, as the case may be. If an alternative nationally recognized securities rating agency or agencies are not available, the applicable rating shall be the highest rating last published by Moody's, S&P or such substitute rating agency or agencies.

     A broker-dealer also may hold Series B preference stock for its own account. A broker-dealer thus may submit orders to the auction agent as an existing holder or a potential holder and therefore participate in an auction on behalf of both itself and its customers. An order placed with the auction agency by a broker-dealer as an existing holder or a potential holder as or on behalf of a customer will be treated in the same manner as an order placed with a broker-dealer by such customer. Similarly, any failure by a broker-dealer to submit to the auction agent an order in respect of any Series B preference stock held by its customers will be treated in the same manner as such customer's failure to submit to its broker-dealer an order in respect of Series B preference stock held by it, as described above. Inasmuch as a broker-dealer participates in an auction as an existing holder or a potential holder only to represent the interest of its customers, all discussion herein relating to the consequences of an auction for existing holders and potential holders also applies to the underlying beneficial ownership interests.

     The number of shares of Series B preference stock purchased or sold may be subject to proration procedures. See "The Auction -- Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares." Each purchase or sale of shares shall be made for settlement on the business day (also a period-end Dividend Payment Date) following the auction date at a price per share equal to $100,000, and such settlement will be made regardless of whether or not TXU Corp. shall have paid on such business day or on any other day the full amount of any dividends or any other amounts payable in respect of any Series B preference stock. See "The Auction -- Notification of Results; Settlement."

     If any order or orders covering in the aggregate all of the outstanding Series B preference stock held by an existing holder is not submitted to the auction agent prior to the submission deadline for any reason, including the failure of a broker-dealer to contact such existing holder or to submit such existing holder's order or orders, such existing holder shall be deemed to have submitted a hold order, in the case of an auction relating to a regular dividend period, or a sell order, in the case of an auction relating to a special dividend period, covering the number of outstanding shares of Series B preference stock held by such existing holder that are not subject to orders submitted to the auction agent.

     For purposes of an auction, shares of Series B preference stock for which TXU Corp. shall have given notice of redemption and deposited moneys therefor with the auction agent will not be considered as outstanding and will not be included in such auction.

     Neither TXU Corp. nor any affiliate of TXU Corp. may submit an order in any auction except as described below under the caption "Broker-Dealers."

     Submission of Orders by Broker-Dealers to Auction Agent. Prior to 1:00 p.m., New York City time, on each auction date, or such other time on the auction date as may be specified by the auction agent, each broker-dealer will submit in writing or through the auction agent's auction processing system to the auction agent all orders obtained by it for the auction to be conducted on such auction date, designating itself, unless otherwise permitted by TXU Corp., as the existing holder or potential holder in respect of the shares subject to such orders. Any order submitted by an existing holder or a potential holder to its broker-dealer, or by a broker-dealer to the auction agent, prior to the submission deadline on an auction date, shall be irrevocable.

     If any rate specified in any submitted bid contains more than three figures to the right of the decimal point, then the auction agent shall round such rate up to the next highest one thousandth (0.001) of one percent.

     A submitted order or submitted orders of an existing holder that cover in the aggregate more than the number of outstanding shares of Series B preference stock held by such existing holder shall be considered valid in the following order of priority:

          (1) any submitted hold order of such existing holder shall be considered valid up to and including the number of outstanding shares held by such existing holder; provided that if there is more than one submitted hold order of such existing holder and the number of shares of Series B preference stock subject to such submitted hold orders exceeds the number of outstanding shares of Series B preference stock held by such existing holder, the number of such shares subject to each such submitted hold order shall be reduced pro rata so that such submitted hold orders will cover the number of outstanding shares held by such existing holder;

          (2) (A) any submitted bids of such existing holder shall be considered valid if more than one such submitted bid is submitted, up to and including the excess of the number of outstanding shares of Series B preference stock held by such existing holder over the number of shares of Series B preference stock subject to any submitted hold order referred to in clause
     (1) above, and (B) subject to subclause (A), if there is more than one submitted bid of such existing holder specifying the same rate and the number of outstanding shares of Series B preference stock subject to such submitted bids is greater than such excess, such submitted bids shall be considered valid up to and including the amount of such excess, and the number of such shares subject to such submitted bids shall be reduced pro rata so that such submitted bids, in the aggregate shall cover the number of outstanding shares equal to such excess, and (C) subject to subclauses
     (A) and (B), if there are two or more submitted bids of such existing holder specifying different rates, such submitted bids shall be considered valid in the ascending order of their respective rates and in any such event the number, if any, of such shares subject to submitted bids not valid under this clause (2) shall be treated as subject to a submitted bid by a potential holder; and

          (3) any submitted sell order of an existing holder shall be considered valid up to and including the excess of the number of outstanding shares of Series B preference stock held by such existing holder over the number of shares subject to submitted hold orders referred to in clause (1) and valid submitted bids referred to in clause (2) above; provided that if there is more than one submitted sell order of such existing holder and the number of such shares subject to such submitted sell orders is greater than such excess, the number of such shares subject to such submitted sell orders shall be reduced pro rata so that such submitted sell orders, in the aggregate, shall cover the number of outstanding shares of Series B preference stock equal to such excess.

     If there is more than one submitted bid of any potential holder, each such submitted bid shall be considered a separate submitted bid with the rate and number of shares therein specified.

     Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate. Not earlier than the submission deadline on an auction date for the Series B preference stock, the auction agent will assemble all submitted orders and will determine the excess of the number of outstanding shares of Series B preference stock over the number of outstanding shares of Series B preference stock subject to submitted hold orders (such excess being referred to herein as the "Available Shares") and whether Sufficient Clearing Bids exist. "Sufficient Clearing Bids" will exist if the number of outstanding shares that are the subject of submitted bids by potential holders specifying rates not higher than the maximum applicable dividend rate equals or exceeds the number of outstanding shares of Series B preference stock that are the subject of submitted sell orders (including the number of such shares subject to submitted bids by existing holders specifying a rate higher than the maximum applicable dividend rate).

     If Sufficient Clearing Bids exist, the auction agent will determine the lowest rate specified in the submitted bids (the "Winning Bid Rate") that, taking into account such rate and all lower rates bid by existing holders and potential holders, would result in existing holders and potential holders owning not less than the Available Shares. In that event, the Winning Bid Rate will be the applicable dividend rate for the next dividend period for all Series B preference stock then outstanding.

     If Sufficient Clearing Bids do not exist, other than because all of the outstanding shares of Series B preference stock are the subject of submitted hold orders, the next dividend period will be a regular dividend period and the applicable dividend rate for the next dividend period will be the maximum applicable dividend rate. If Sufficient Clearing Bids do not exist, existing holders that have submitted or are deemed to have submitted sell orders will not be able to sell in the auction all, and may not be able to sell any, shares subject to such Submitted Sell Orders. See "The Auction -- Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares" below.

     If all of the outstanding shares of Series B preference stock are subject to submitted hold orders, the applicable dividend rate for the next dividend period for the shares will be 59% of the reference rate in effect on the auction date with respect to such dividend period.

     Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Based on the determinations made under "The Auction -- Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate" above, and subject to the discretion of the auction agent to round and allocate as described below, submitted bids and submitted sell orders shall be accepted or rejected in the order of priority set forth in the auction procedures, with the result that existing holders and potential holders shall sell, continue to hold and/or purchase shares of Series B preference stock as set forth below. Existing holders that submit or are deemed to have submitted hold orders shall continue to hold the shares of Series B preference stock subject to such hold orders.

     If Sufficient Clearing Bids exist:

          (1) each existing holder that placed a submitted sell order or a submitted bid specifying a rate higher than the Winning Bid Rate will sell the outstanding shares of Series B preference stock subject to such submitted sell order or submitted bid;

          (2) each existing holder that placed a submitted bid specifying a rate lower than the Winning Bid Rate will continue to hold the outstanding shares of Series B preference stock subject to such submitted bid;

          (3) each potential holder that placed or is deemed to have placed a submitted bid specifying a rate lower than the Winning Bid Rate will purchase the number of outstanding shares of Series B preference stock subject to such submitted bid;

          (4) each existing holder that placed a submitted bid specifying a rate equal to the Winning Bid Rate shall continue to hold the outstanding shares of Series B preference stock subject to such submitted bid, unless the number of outstanding shares subject to all such submitted bids is greater than the excess of the Available Shares over the number of shares accounted for in clauses (2) and (3) above, in which event each existing holder with such a submitted bid will continue to hold a number of outstanding shares of Series B preference stock determined on a pro rata basis based on the number of outstanding shares subject to all such submitted bids by such existing holders; and

          (5) each potential holder that placed a submitted bid specifying a rate equal to the Winning Bid Rate will purchase any Available Share not accounted for in clause (2), (3) or (4) above on a pro rata basis based on the number of outstanding shares subject to all such submitted bids.

     If Sufficient Clearing Bids do not exist, other than because all of the outstanding shares of Series B preference stock are subject to submitted hold orders:

          (1) each existing holder that placed a submitted bid specifying a rate equal to or lower than the maximum applicable dividend rate will continue to hold the outstanding shares of Series B preference stock subject to such submitted bid;

          (2) each potential holder that placed a submitted bid specifying a rate equal to or lower than the maximum applicable dividend rate will purchase the number of outstanding shares of Series B preference stock subject to such submitted bid; and

          (3) each existing holder that placed a submitted sell order or a submitted bid specifying a rate higher than the maximum applicable dividend rate will sell a number of outstanding shares of Series B preference stock determined on a pro rata basis based on the number of outstanding shares subject to all such submitted sell orders and submitted bids.

     If, as a result of the auction procedures described above, any existing holder would be required to sell, or any potential holder would be required to purchase, a fraction of a share, the auction agent shall, in such manner as it shall determine in its sole discretion, (1) round up or down the number of shares being sold or purchased on such auction date so that the number of shares sold or purchased by each existing holder or potential holder shall be whole shares and (2) allocate such whole shares for purchase among potential holders even if such allocation results in one or more of such potential holders not purchasing shares.

     Notification of Results; Settlement. The auction agent will notify each broker-dealer that submitted an order in an auction of the applicable dividend rate for the next dividend period for the applicable shares and, if the order was a bid or sell order, whether such bid or sell order was accepted or rejected, in whole or in part, by telephone by approximately 3:00 p.m., New York City time, on the auction date. Each broker-dealer that submitted a bid or sell order on behalf of one or more bidders will then advise each bidder whether its bid or sell order was accepted or rejected, in whole or in part, will confirm purchases and sales with each bidder purchasing or selling Series B preference stock as a result of the auction and will advise each bidder purchasing or selling Series B preference stock as a result of the auction to give instructions to its participants to pay the purchase price against delivery of such shares by book-entry against payment therefor, as appropriate. Each broker-dealer that submitted a hold order on behalf of an existing holder will also advise such existing holder of the applicable dividend rate for the next dividend period. The auction agent will record on the registry of existing holders to be maintained by the auction agent each transfer of beneficial ownership of shares pursuant to an auction.

     If any existing holder selling Series B preference stock in an auction fails to deliver such shares, by authorized book-entry, a broker-dealer may deliver to the potential holder on behalf of which is submitted a bid that was accepted a number of such shares that is less than the number of such shares that otherwise was to be purchased by such potential holder. In such event, the number of such shares to be so delivered will be determined by such broker-dealer in its sole discretion; provided, however, that such delivery will be of whole shares only. Delivery of such lesser number of shares will constitute good delivery.

     In accordance with the securities depository's normal procedures, on the business day following the auction date, the transactions described above will be executed through the securities depository and the accounts of the respective participants at the securities depository will be debited and credited as necessary to effect the purchases and sales of shares as determined in the auction. Purchasers will make payment to the securities depository through their participants in same-day funds and shall make payments regardless of whether or not TXU Corp. shall have paid on such day or on any other day the full amount of any dividends or any other amounts payable in respect of any shares. The securities depository will make payment in accordance with its normal procedures, which now provide for payment in same-day funds. If the procedures of the securities depository applicable to the Series B preference stock shall be changed to provide for payment in next-day funds, then purchasers may be required to make payment in next-day funds. If the certificates for Series B preference stock are not held by the securities depository or its nominee, payment will be made in same-day funds to the auction agent against delivery of such certificates.

CONCERNING THE AUCTION AGENT

     The auction agent will act as agent for TXU Corp. in connection with auctions. TXU Corp. will pay the auction agent compensation for its services under the auction agent agreement.

     In the absence of bad faith or negligence on its part, the auction agent will not be liable for any action taken, suffered or omitted in the performance of its duties under the auction agent agreement and will not be liable for any error of judgment made reasonably and in good faith unless the auction agent has been negligent in ascertaining (or failing to ascertain) the pertinent facts. Pursuant to the auction agent agreement, TXU Corp. is required to indemnify the auction agent for certain losses and liabilities incurred by the auction agent without negligence or bad faith on its part in connection with the performance of its duties under such agreement.

     TXU Corp. may terminate any auction agent agreement upon written notice to the auction agent. The auction agent may resign under the auction agent agreement upon written notice to TXU Corp. on the date specified in such notice, which may be no earlier than six months following delivery of such notice. No such termination by TXU Corp. or resignation by the auction agent shall be effective until:

          o TXU Corp. has entered into an agreement with a successor auction agent containing substantially the same terms and conditions as the then existing auction agent agreement, and

          o such successor auction agent has entered into agreements with the broker-dealers containing substantially the same terms and conditions as the then existing broker dealer agreements.

Upon receiving a resignation notice from the auction agent, TXU Corp. will use its best efforts to enter into an agreement with a successor auction agent containing substantially the same terms and conditions as the then existing auction agent agreement.

BROKER-DEALERS

     The auction agent after each auction will pay a service charge from funds provided by TXU Corp. to each broker-dealer on the basis of the purchase price of shares of Series B preference stock placed by such broker-dealer at such auction. The service charge:

          o for any regular dividend period shall be determined from time to time by mutual consent of TXU Corp. and any such broker-dealer or broker-dealers, and

          o for any special dividend period shall be determined by mutual consent of TXU Corp. and any such broker-dealer or broker-dealers and shall be based upon a selling concession that would be applicable to an underwriting of fixed or variable rate preference shares with a similar final maturity or variable rate dividend period, respectively, at the commencement of the dividend period with respect to such auction.

For the purposes of the preceding sentence, shares of Series B preference stock shall be considered placed by a broker-dealer if such shares were

          o the subject of hold orders deemed to have been made by existing holders that were acquired by such existing holders through such broker-dealer, or

          o the subject of the following orders submitted by such broker-dealer:

               - a submitted bid of an existing holder that resulted in such existing holder purchasing such shares as a result of the auction,

               - a submitted bid of a potential holder that resulted in such potential holder purchasing such shares as a result of the auction, or

               -    a submitted hold order.

     The broker-dealer agreements provide that a broker-dealer, other than an affiliate of TXU Corp., may submit orders in auctions for its own account, unless TXU Corp. notifies all broker-dealers in writing that they may no longer do so, in which case broker-dealers may continue to submit only hold orders and sell orders for their own accounts. Any broker-dealer that is an affiliate of TXU Corp. may submit orders in auctions but only if such orders are not for its own account, except that if such affiliated broker-dealer holds shares for its own account, it must submit a sell order in the next auction with respect to such shares. If a broker-dealer submits an order for its own account in any auction, it may have knowledge of orders placed through it in that auction and therefore have an advantage over other bidders; such broker-dealer, however, would not have knowledge of orders submitted by other broker-dealers in that auction. In the broker-dealer agreements, broker-dealers agree to handle customer orders in accordance with their respective duties under applicable securities laws and rules.

     Each broker-dealer agreement provides that neither TXU Corp. nor the auction agent shall have any responsibility or liability with respect to the failure of a potential holder, existing holder or their respective DTC participants to deliver shares or to pay for shares purchased or sold pursuant to an auction or otherwise.

RATINGS

     TXU Corp. expects that, on the date of original issue for the Series B preference stock to be issued pursuant to this offering, such shares will be rated "baa3" by Moody's and BBB- by S&P.

     Ratings are not recommendations to purchase, hold or sell Series B preference stock, inasmuch as the ratings do not comment as to market price or suitability for a particular investor. The ratings are based on current information furnished to Moody's and S&P by TXU Corp. and obtained from other sources. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information. Ratings do not address the likelihood that any auction will be successful or that an investor will be able to resell shares in any auction or otherwise.

PREEMPTIVE AND CONVERSION RIGHTS

     Holders of the Series B preference stock will not have any preemptive rights to purchase or subscribe for any other shares, rights, options or other securities of TXU Corp. which at any time may be sold or offered for sale by TXU Corp. The Series B preference stock is not convertible into shares of any other class or series of capital stock of TXU Corp.

TRANSFER AGENT, REGISTRAR, AUCTION AGENT AND PAYING AGENT

     The transfer agent and registrar for the Series B preference stock is TXU Business Services Company. The auction agent and paying agent for the Series B preference stock is The Bank of New York.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Series B preference stock will trade through DTC. The Series B preference stock will be represented by a global certificate and registered in the name of Cede & Co., DTC's nominee.

     DTC is a New York clearing corporation and a clearing agency registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities for its participants. DTC facilitates settlement of securities transactions among its participants through electronic computerized book-entry changes in the participants' accounts. This eliminates the need for physical movement of securities certificates. The participants include securities brokers and dealers, banks, trust companies and clearing corporations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Others who maintain a custodial relationship with a participant can use the DTC system. The rules that apply to DTC and those using its systems are on file with the SEC.

     Purchases of Series B preference stock within the DTC system must be made through participants, which will receive a credit for the Series B preference stock on DTC's records. The beneficial ownership interest of each purchaser will be recorded on the participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners should receive written confirmations of the transactions, as well as periodic statements of their holdings, from the participants through which they purchased Series B preference stock. Beneficial owners will not receive certificates for their Series B preference stock, except during a non-payment period or if use of the book-entry system for the Series B preference stock is discontinued.

     To facilitate subsequent transfers, all the Series B preference stock deposited by direct participants with DTC is registered in the name of DTC's nominee, Cede & Co. The deposit of Series B preference stock with DTC and its registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Series B preference stock. DTC's records reflect only the identity of the participants to whose accounts such Series B preference stock is credited. These participants may or may not be the beneficial owners. Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to participants, and by participants to indirect participants and beneficial owners, will be governed by arrangements among them.

     Redemption notices will be sent to Cede & Co. If less than all of the Series B preference stock are being redeemed, DTC's practice is to determine by lot the number of Series B preference stock of each participant to be redeemed.

     Although voting with respect to the Series B preference stock is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Series B preference stock. Under its usual procedures, DTC would mail an Omnibus Proxy to TXU Corp. as soon as possible after the record date. The Omnibus Proxy assigns the consenting or voting rights of Cede & Co. to those participants to whose accounts the Series B preference stock are credited on the record date. TXU Corp. believes that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of Series B preference stock.

     Dividend and redemption payments on the Series B preference stock will be made to DTC. DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on that payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices. Payments will be the responsibility of participants and not of DTC, The Bank of New York or TXU Corp. Payment of dividends to DTC is the responsibility of TXU Corp. Disbursement of payments to participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of participants.

     Except as provided in this prospectus supplement, a beneficial owner will not be entitled to receive physical delivery of Series B preference stock. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the Series B preference stock.

     DTC may discontinue providing its services as securities depository with respect to the Series B preference stock at any time by giving reasonable notice to TXU Corp. In the event no successor securities depository is obtained, Series B preference stock certificates will be printed and delivered. If TXU Corp. decides to discontinue use of the DTC system of book-entry transfers, certificates for the Series B preference stock will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that TXU Corp. believes to be reliable, but TXU Corp. does not take responsibility for the accuracy of this information.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion describes certain United States federal income tax consequences of the ownership and disposition of Series B preference stock. The discussion contained in this summary is based on the Code, existing and proposed Treasury Regulations, judicial decisions and administrative pronouncements, all of which are subject to change. Any such changes may be applied retroactively in a manner that could result in federal income tax consequences different from those discussed below.

     This summary discusses only Series B preference stock held as a capital asset within the meaning of Section 1221 of the Code, and does not deal with special situations, such as those of banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or commodities, tax-exempt investors, holders whose functional currency is not the U.S. dollar, persons who hold Series B preference stock as a position in a straddle, as part of a synthetic security or hedge, as part of a conversion transaction or other integrated investment, or persons who are not United States Holders (as defined below). Further, the summary does not include any description of any alternative minimum tax consequences or any state, local or foreign tax consequences that may be applicable.

     HOLDERS OF SERIES B PREFERENCE STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE SERIES B PREFERENCE STOCK IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS, AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

     As used herein, a "United States Holder" means a beneficial owner of Series B preference stock that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any State thereof or the District of Columbia,
(iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions.

GENERAL

     TXU Corp. will receive an opinion of Thelen Reid & Priest LLP, counsel to TXU Corp., to the effect that (i) the Series B preference stock will be treated as stock of TXU Corp. for United States federal income tax purposes and (ii) dividends declared and paid by TXU Corp. on the Series B preference stock will be treated as dividends for United States federal income tax purposes to the extent paid out of current or accumulated earnings and profits of TXU Corp., as determined for United States federal income tax purposes, and will be eligible for the 70% dividends received deduction allowed to corporate shareholders.

DIVIDENDS

     Distributions with respect to the Series B preference stock (other than liquidating distributions and certain distributions in redemption of the Series B preference stock) which are paid out of current or accumulated earnings and profits, as calculated for United States federal income tax purposes, generally will constitute dividends taxable as ordinary income. To the extent the amount of any such distribution paid with respect to the Series B preference stock exceeds current and accumulated earnings and profits, as calculated for United States federal income tax purposes, such excess distribution will not constitute a dividend for United States federal income tax purposes, but will be treated first as a tax-free return of capital to the extent of the holder's adjusted tax basis in its Series B preference stock (with a corresponding reduction in such basis) and, to the extent the distribution exceeds such basis, as a capital gain, provided the Series B preference stock is held as a capital asset for United States federal income tax purposes.

DIVIDENDS RECEIVED DEDUCTION

     Dividends received by corporate shareholders generally are eligible for the dividends received deduction (the "DRD") as specified in Section 243(a)(1) of the Code. Under such Section, the amount of the DRD generally will equal 70% of the amount of the dividend received. Prospective investors should consider the potential effects of (1) Section 246A of the Code, which reduces the DRD allowed to a corporate shareholder that has incurred indebtedness that is directly attributable to an investment in portfolio stock (as determined for United States federal income tax purposes), (2) Section 1059 of the Code, which reduces a shareholder's basis in stock in certain circumstances, (3) Section 246(b) of the Code, which limits the amount of the DRD percentage to a percentage of the shareholder's taxable income, and (4) Section 246(c) of the Code, which disallows the DRD in respect of any dividend if the holder of the stock is required to make related payments with respect to positions in substantially similar or related property or certain holding period requirements are not met.

     Under Section 1059 of the Code, any dividend received by a corporate shareholder that constitutes an "extraordinary dividend" may require a reduction in the adjusted tax basis of the stock by the non-taxed portion of the dividend, but not below zero. If such portion exceeds the corporate shareholder's adjusted tax basis in the stock, the shareholder may be required to treat the excess as gain from the sale of such stock in the year in which the extraordinary dividend is received. A dividend on preference stock may be treated as "extraordinary" if
(1) it equals or exceeds 5% of the holder's adjusted tax basis in the stock (reduced for this purpose by the non-taxed portion of any prior extraordinary dividend), treating all dividends having ex-dividend dates within an 85-day period as one dividend, or (2) exceeds 20% of the holder's adjusted tax basis in the stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend. In addition, under Section 1059(f) of the Code, any dividend with respect to "disqualified preferred stock" is treated as an "extraordinary dividend." It does not appear that Section 1059(f) of the Code was intended to apply to stock such as the Series B preference stock. Accordingly, the Series B preference stock should not constitute "disqualified preferred stock" within the meaning of Section 1059(f) of the Code. You should consult your own tax advisors as to the application of Section 1059 of the Code to any dividends that may be paid with respect to the Series B preference stock.

     Under Section 246(c) of the Code, a corporate shareholder must hold the dividend-paying stock for certain time periods, depending on the type of stock and distribution, before the DRD is allowed. Ordinarily, the DRD is disallowed if the corporate shareholder has not held the dividend-paying stock for more than 45 days during the 90-day period beginning on the date that is 45 days before the date on which such stock becomes ex-dividend with respect to such dividend. Where the corporate shareholder receives dividends with respect to stock having a preference in dividends which are attributable to a period or periods aggregating in excess of 366 days, the DRD is disallowed if such stock is not held for more than 90 days during the 180-day period beginning on the date that is 90 days before the date on which such stock becomes ex-dividend with respect to such dividend. For purposes of calculating the above holding periods, the holding period begins on the day after the stock is acquired and includes the day of disposition. However, the corporate shareholder's holding period is reduced for any period in which (1) the corporate shareholder has diminished its risk of loss by holding an option to sell, is under a contractual obligation to sell, or has made, and not closed, a short sale of substantially identical stock or securities, (2) the corporate shareholder is the grantor of an option to buy substantially identical stock or securities, or (3) the corporate shareholder has diminished its risk of loss by holding one or more other positions with respect to substantially similar or related property as prescribed in the Treasury Regulations.

DISPOSITIONS, INCLUDING REDEMPTIONS

     Any sale, exchange, redemption (except as discussed below) or other disposition of the Series B preference stock generally will result in taxable gain or loss equal to the difference between the amount received and the shareholder's adjusted tax basis in the Series B preference stock. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the holding period for the Series B preference stock exceeds one year.

     In certain cases, a redemption of Series B preference stock may be treated as a dividend, rather than as a payment in exchange for the Series B preference stock. In such events, the redemption payment will be treated as ordinary dividend income to the extent that such payment is made out of current or accumulated earnings and profits, as calculated for United States federal income tax purposes. The determination of whether the redemption will be treated as a dividend rather than as payment in exchange for the Series B preference stock will depend upon whether and to what extent the redemption reduces the holder's percentage stock ownership interest in TXU Corp. A redemption will be treated as an exchange of stock that produces a capital gain if the redemption either (1) completely terminates the holder's interest in TXU Corp. under Section 302(b)(3) of the Code, (2) is "substantially disproportionate" with respect to the holder under Section 302(b)(2) of the Code, or (3) is "not essentially equivalent to a dividend" under Section 302(b)(1) of the Code.

     A redemption will completely terminate the holder's interest in TXU Corp. as a result of the redemption if, as a result of the redemption, the holder no longer has any stock interest in TXU Corp., directly or constructively after application of the attribution rules of Section 302(c) of the Code. A redemption will be "substantially disproportionate" with respect to the holder if (1) the ratio of the voting stock owned by the holder (including stock attributed to the holder under Section 302(c) of the Code) immediately after the redemption to all the voting stock of TXU Corp. is less than 80% of the same ratio for the voting stock owned by the holder immediately before the redemption, (2) there is a similar percentage reduction in the ownership by the holder of common stock of TXU Corp., and (3) the holder owns less than 50% of the voting stock of TXU Corp. Whether a redemption is "not essentially equivalent to a dividend" with respect to a holder will depend upon the holder's particular circumstances. The IRS has ruled that a minority shareholder in a publicly held corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs is considered to have a "meaningful reduction" if such shareholder has a reduction in its percentage stock ownership. In determining whether any of the foregoing tests have been satisfied, the holder is deemed, under the constructive ownership rules of Section 302(c) of the Code, to own any shares in TXU Corp. owned by certain related persons and entities and any shares which the holder or certain related persons and entities have an option to acquire. However, because of the ambiguities in applying the foregoing rules, you should consult your tax advisor to determine whether a redemption of Series B preference stock will be treated as a dividend or as a payment in exchange for the Series B preference stock. A distribution in redemption of Series B preference stock that is treated as a dividend may also be considered an extraordinary dividend under Section 1059 of the Code. See "Dividends Received Deduction" above.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, information reporting requirements will apply to payments of dividends and the proceeds of sales of the Series B preference stock made to holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the holder (i) fails to provide a taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (iv) under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding. In the case of dividends paid after December 31, 2000, a holder generally will be subject to backup withholding at a 31% rate unless certain IRS certification procedures are complied with directly or through an intermediary.

     Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, each of the underwriters named below has severally agreed to purchase, and TXU Corp. has agreed to sell to each of the underwriters, for whom Lehman Brothers Inc. is acting as the representative, the number of shares of Series B preference stock listed opposite its name below:

                                                 NUMBER OF SHARES OF
                                                      SERIES B
                 UNDERWRITER                      PREFERENCE STOCK
                 -----------                      ----------------
Lehman Brothers Inc..............................



                                                  ----------------
                     Total.......................
                                                  ================

     The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Series B preference stock are subject to the approval of specified legal matters by their counsel and to other conditions. In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions described in the underwriting agreement, to purchase all the Series B preference stock offered in this issuance if any of the Series B preference stock are purchased. In the event of default by an underwriter, the underwriting agreement provides that, in some circumstances, the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

     The underwriters initially propose to offer part of the Series B preference stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and all or part to dealers at a
price that represents a concession not in excess of $    per share of Series B
preference stock under the public offering price. Any Underwriter may allow, and the dealers may reallow, a concession not in excess of $ per share of Series B preference stock to other underwriters or to other dealers. After the initial offering of the Series B preference stock, the offering price and other selling terms may from time to time be varied by the underwriters named on the cover page of this prospectus supplement.

     TXU Corp.'s expenses associated with the offer and sale of the Series B
preference stock are estimated to be $     .

      Prior to this offering, there has been no market for the Series B preference stock. The underwriters have advised TXU Corp. that they intend to make a market in the Series B preference stock but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series B preference stock.

     In order to facilitate the offering of the Series B preference stock, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of the Series B preference stock. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Series B preference stock for their own account. In addition, to cover over-allotments or to stabilize the price of the Series B preference stock, the underwriters may bid for, and purchase, the Series B preference stock in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Series B preference stock in the offering, if the syndicate repurchases previously distributed Series B preference stock in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the Series B preference stock above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     TXU Corp. has agreed to indemnify the underwriters against, or contribute to payments the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

     Some of the underwriters engage in transactions with, and from time to time have performed services for, TXU Corp. and its subsidiaries in the ordinary course of business.

                                                                      APPENDIX A

                               AUCTION PROCEDURES

     The following procedures will be set forth in provisions of the statement of resolution relating to the Flexible Money Market Cumulative Preference Stock, Series B (the "Shares"), and will be incorporated by reference in the agreement between TXU Corp. and the Auction Agent and each agreement between broker-dealers and the auction agent. The terms not defined below are defined in the forepart of this prospectus supplement. Nothing contained in this Appendix A constitutes a representation by TXU Corp. that in each Auction each party referred to herein actually will perform the procedures described herein to be performed by such party.

ADDITIONAL DEFINITIONS FROM PARAGRAPH 1 OF THE STATEMENT OF RESOLUTION

          (a) "Applicable Rate" means, with respect to any Shares for any Dividend Period therefor, the rate per annum at which cash dividends are payable on such Shares for such Dividend Period.

          (b) "Non-Payment Period" includes any Dividend Non-Payment Period and Redemption Non-Payment Period.

          (c) "Participant" means a participant of the Securities Depository that will act on behalf of an Existing Holder, a beneficial owner, or a Potential Holder or potential beneficial owner of one or more Shares.

          (d) "Subsequent Period-End Dividend Payment Date," with respect to each Subsequent Dividend Period, means the Business Day immediately succeeding the last day of such Subsequent Dividend Period.

          (e) "Substitute Rating Agency" and "Substitute Rating Agencies" mean a nationally recognized statistical rating organization and two nationally recognized statistical rating organizations, respectively, each term as defined for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended, selected by TXU Corp. after consultation with each Broker-Dealer, to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the Shares.

PARAGRAPH 5(A) CERTAIN DEFINITIONS.

     As used in this paragraph 5, the following terms shall have the following meanings, unless the context otherwise requires:

          (i) "Auction Date" means the first Business Day preceding the first day of each Subsequent Dividend Period.

          (ii) "Available Shares" has the meaning specified in paragraph 5(d)(i) below.

          (iii) "Bid" has the meaning specified in paragraph 5(b)(i) below.

          (iv) "Bidder" has the meaning specified in paragraph 5(b)(i) below.

          (v) "Hold Order" has the meaning specified in paragraph 5(b)(i) below.

          (vi) "Maximum Applicable Rate" for any Subsequent Dividend Period will be the Applicable Percentage of the Reference Rate. The "Applicable Percentage" will be determined based on the lower of the credit rating or ratings assigned on such date to the Shares by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating) as follows:

                    CREDIT RATING                  APPLICABLE
    -----------------------------------------     PERCENTAGE OF
          MOODY'S                 S&P             REFERENCE RATE
    ---------------------  ------------------   -------------------

     "aa3" or higher          AA- or Higher            150%
       "a3" to "a1"             A- to A+               200%
     "baa3" to "baa1"         BBB- to BBB+             250%
       Below "baa3"            Below BBB-              275%
     provided, however, that, if at 9:00 A.M., New York City time, on any Auction Date, (i) the rating of any Shares by Moody's shall be on the "Corporate Credit Watch List" of Moody's with a designation of "downgrade" or "uncertain," (ii) the rating of any Shares by S&P shall be on the "CreditWatch" of S&P with a designation of "negative implications" or "developing" or (iii) if Moody's or S&P, or both, shall not make such a rating available, the rating of any Shares by any Substitute Rating Agency shall be on the substantial equivalent of clause (i) or (ii) above, then the Maximum Applicable Rate for the Shares to which such Auction Date relates will be determined pursuant to an Applicable Percentage based on the credit rating that is one full level lower in the above table.

          TXU Corp. shall take all reasonable action necessary to enable Moody's and S&P (and, as appropriate, any Substitute Rating Agency or Substitute Rating Agencies) to provide a rating for the Shares. If neither S&P nor Moody's shall make such a rating available, TXU Corp., after consultation with the Broker-Dealers or their affiliates and successors, shall select a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations to act as a Substitute Rating Agency or Substitute Rating Agencies, as the case may be.

          (vii) "Order" has the meaning specified in paragraph 5(b)(i) below.

          (viii)"Sell Order" has the meaning specified in paragraph 5(b)(i) below.

          (ix) "Shares" means the shares of Series B preference stock subject to the related Auction pursuant to this paragraph 5.

          (x) "Submission Deadline" means 1:00 P.M., New York City time, on any Auction Date or such other time on the Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

          (xi) "Submitted Bid" has the meaning specified in paragraph 5(d)(i) below.

          (xii) "Submitted Hold Order" has the meaning specified in paragraph 5(d)(i) below.

          (xiii)"Submitted Order" has the meaning specified in paragraph 5(d)(i) below.

          (xiv) "Submitted Sell Order" has the meaning specified in paragraph 5(d)(i) below.

          (xv) "Sufficient Clearing Bids" has the meaning specified in paragraph 5(d)(i) below.

          (xvi) "Winning Bid Rate" has the meaning specified in paragraph 5(d)(i) below.

PARAGRAPH 5(B) ORDERS BY EXISTING HOLDERS AND POTENTIAL HOLDERS.

     (i) Beneficial owners and potential beneficial owners may only participate in Auctions through their Broker-Dealers. Broker-Dealers will submit the Orders of their respective customers who are beneficial owners and potential beneficial owners to the Auction Agent, designating themselves (unless otherwise permitted by TXU Corp.) as Existing Holders in respect of Shares subject to Orders submitted or deemed submitted to them by beneficial owners and as Potential Holders in respect of Shares subject to Orders submitted to them by potential beneficial owners. A Broker-Dealer may also hold Shares in its own account as a beneficial owner or wish to purchase Shares for its own account as a potential beneficial owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a beneficial owner or a potential beneficial owner and therefore participate in an Auction as an Existing Holder or Potential Holder on behalf of both itself and its customers.

     Prior to the Submission Deadline on each Auction Date:

          (A) each Existing Holder may submit to its Broker-Dealer information by telephone or otherwise as to:

               (1) the number of Outstanding Shares, if any, held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Subsequent Dividend Period;

               (2) the number of Outstanding Shares, if any, held by such Existing Holder which such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding

          Subsequent Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

               (3) the number of Outstanding Shares, if any, held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Subsequent Dividend Period; and

          (B) each Broker-Dealer will contact Potential Holders by telephone or otherwise to determine whether such Potential Holders desire to submit Bids in which such Potential Holders will indicate the number of Outstanding Shares, if any, which each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Subsequent Dividend Period shall not be less than the rate per annum specified by such Holder.

     For the purposes hereof, the communication by an Existing Holder pursuant to clause (A) above or by a Potential Holder pursuant to clause (B) above to a Broker-Dealer, or the communication by a Broker-Dealer acting for its own account to the Auction Agent, of information referred to in clause (A) or (B) of this paragraph 5(b)(i) is hereinafter referred to as an "Order" and each Existing Holder and each Potential Holder placing an Order, including a Broker-Dealer acting in such capacity for its own account, is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this paragraph 5(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 5(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this paragraph 5(b)(i) is hereinafter referred to as a "Sell Order." Inasmuch as a Broker-Dealer participates in an Auction as an Existing Holder or a Potential Holder only to represent the interests of its customers or itself, the provisions herein relating to the consequences of an Auction for Existing Holders and Potential Holders also applies to the underlying beneficial ownership interests represented thereby.

     (ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

               (1) the number of Outstanding Shares specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or

               (2) such number or a lesser number of Outstanding Shares to be determined as set forth in paragraph 5(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

               (3) a lesser number of Outstanding Shares to be determined as set forth in paragraph 5(e)(ii)(C) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

          (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

               (1) the number of Outstanding Shares specified in such Sell Order; or

               (2) such number or a lesser number of Outstanding Shares to be determined as set forth in paragraph 5(e)(ii)(C) if Sufficient Clearing Bids do not exist.

          (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

               (1) the number of Outstanding Shares specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

               (2) such number or a lesser number of Outstanding Shares to be determined as set forth in paragraph 5(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

PARAGRAPH 5(C) SUBMISSION OF ORDERS BY BROKER-DEALERS TO AUCTION AGENT.

     (i) Each Broker-Dealer shall submit in writing or through the Auction Agent's auction processing system to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer for the Auction to be conducted on such Auction Date, designating itself (unless otherwise permitted by TXU Corp.) as an Existing Holder or a Potential Holder in respect of Shares subject to such Orders, and specifying with respect to each
Order:

          (A) the name of the Bidder placing each Order (which shall be the Broker-Dealer unless otherwise permitted by TXU Corp.);

          (B) the aggregate number of Outstanding Shares that are the subject of such Order;

          (C) to the extent that such Bidder is an Existing Holder:

               (1) the number of Outstanding Shares, if any, subject to any Hold Order placed by such Existing Holder;

               (2) the number of Outstanding Shares, if any, subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and

               (3) the number of Outstanding Shares, if any, subject to any Sell Order placed by such Existing Holder; and

          (D) to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder's Bid.

     (ii)If any rate per annum specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

     (iii) If an Order or Orders covering in the aggregate all of the Outstanding Shares held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline for any reason (including the failure of a Broker-Dealer to contact any Existing Holder or to submit an Order covering such Existing Holder's Order or Orders), the Auction Agent shall deem a Hold Order (in the case of an Auction relating to a Regular Dividend Period) or a Sell Order (in the case of an Auction relating to a Special Dividend Period) to have been submitted on behalf of such Existing Holder covering the number of Outstanding Shares held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

     (iv)If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the number of Outstanding Shares held by such Existing Holder are submitted to the Auction Agent, such Order shall be considered valid as follows and in the following order of priority:

          (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding Shares held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of Shares subject to such Hold Orders exceeds the number of Outstanding Shares held by such Existing Holder, the number of Shares subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, will cover exactly the number of Outstanding Shares held by such Existing Holder;

          (B) (I) any Bids submitted on behalf of such Existing Holder shall be considered valid, up to and including the excess of the number of Outstanding Shares held by such Existing Holder over the number of Shares subject to any Hold Order referred to in paragraph 5(c)(iv)(A) above; (II) if more than one Bid submitted on behalf of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of Shares that can be the subject of valid Bids after application of paragraph 5(c)(iv)(A) above and of subclause (I) of this paragraph 5(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum, the number of Shares subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining number of Shares; and (III) subject to subclauses (I) and (II) above, if more than one Bid submitted on behalf of such Existing Holder specifies different rates per annum, such Bids shall be considered valid in the ascending order of their respective rates per annum and in any such event the number of Shares, if any, subject to Bids not valid under this paragraph 5(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and

          (C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding Shares held by such Existing Holder over the number of Shares subject to Hold Orders referred to in paragraph 5(c)(iv)(A) and valid Bids referred to in paragraph 5(c)(iv)(B); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of Shares subject to such Sell Orders is greater than such excess, the number of Shares subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of Shares equal to such excess.

     (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum and number of Shares specified.

     (vi)Any Order submitted by an Existing Holder or a Potential Holder to its Broker-Dealer, and any Order submitted by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

PARAGRAPH 5(D) DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND APPLICABLE RATE.

     (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order") and shall determine:

          (A) the excess of the total number of Outstanding Shares over the number of Outstanding Shares that are the subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Shares");

          (B) from the Submitted Orders whether the number of Outstanding Shares that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

               (1) the number of Outstanding Shares that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

               (2) the number of Outstanding Shares that are subject to Submitted Sell Orders

     (if such excess or such equality exists (other than because the number of Outstanding Shares in clause (1) above and this clause (2) are each zero because all of the Outstanding Shares are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

          (C) if Sufficient Clearing Bids exist, the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") that, if:

               (1) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the Shares that are the subject of such Submitted Bids, and

               (2) each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling the Potential Holders to purchase the Shares that are the subject of such Submitted Bids, would result in the number of Shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available Shares.

     (ii)Promptly after the Auction Agent has made the determinations pursuant to paragraph 5(d)(i), the Auction Agent shall advise TXU Corp. of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

          (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Subsequent Dividend Period shall be equal to the Winning Bid Rate;

          (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding Shares are the subject of Submitted Hold Orders), that the Subsequent Dividend Period next succeeding the Auction shall automatically be a Regular Dividend Period and the Applicable Rate for such next succeeding Subsequent Dividend Period shall be equal to the Maximum Applicable Rate; or

          (C) if all of the Outstanding Shares are the subject of Submitted Hold Orders, that the Subsequent Dividend Period next succeeding the Auction shall automatically be a Regular Dividend Period and the Applicable Rate for such next succeeding Subsequent Dividend Period shall be equal to 59% of the Reference Rate in effect on the date of such Auction.

PARAGRAPH 5(E) ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF SHARES.

     Based on the determinations made pursuant to paragraph 5(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

          (i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 5(e)(iii) and paragraph 5(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

               (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding Shares that are the subject of such Submitted Sell Order or Submitted Bid;

               (B) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding Shares that are the subject of such Submitted Bid;

               (C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the Outstanding Shares subject to such Submitted Bid;

               (D) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding Shares that are the subject of such Submitted Bid, unless the number of Outstanding Shares subject to all such Submitted Bids shall be greater than the excess (the "Remaining Excess") of the Available Shares over the number of Outstanding Shares subject to Submitted Bids described in paragraph 5(e)(i)(B) and paragraph 5(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding Shares, but only in an amount equal to the difference between (1) the number of Outstanding Shares then held by such Existing Holder subject to such Submitted Bid and (2) the number of Shares obtained by multiplying (x) the number of Remaining Excess by (y) a fraction the numerator of which shall be the number of Outstanding Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding Shares subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

               (E) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding Shares obtained by multiplying (x) the difference between the Available Shares and the number of Outstanding Shares subject to Submitted Bids described in paragraph 5(e)(i)(B), paragraph 5(e)(i)(C) and paragraph 5(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding Shares subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding Shares subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

          (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding Shares are subject to Submitted Hold Orders), subject to the provisions of paragraph 5(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

               (A) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding Shares that are the subject of such Submitted Bid;

               (B) the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding Shares that are the subject of such Submitted Bid; and

               (C) the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding Shares then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of Shares obtained by multiplying (x) the difference between the Available Shares and the aggregate number of Outstanding Shares subject to Submitted Bids described in paragraph 5(e)(ii)(A) and paragraph 5(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding Shares held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding Shares subject to all such Submitted Bids and Submitted Sell Orders.

          (iii) If, as a result of the procedures described in paragraph 5(e)(i) or paragraph 5(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Share on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of Shares to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that each Outstanding Share purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole Share.

          (iv) If, as a result of the procedures described in paragraph 5(e)(i), any Potential Holder would be entitled or required to purchase less than a whole Share on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Shares for purchase among Potential Holders so that only whole Shares are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Shares on such Auction Date.

          (v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding Shares to be purchased and the aggregate number of the Outstanding Shares to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding Shares to be purchased and such aggregate number of Outstanding Shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding Shares.

PARAGRAPH 5(F) SUSPENSION OF AUCTION DURING NON-PAYMENT PERIOD.

     Upon occurrence and during the continuance of a Non-Payment Period with respect to the Shares that has not been duly cured by TXU Corp. pursuant to paragraph 2(b), Auctions of such Shares shall be suspended and shall not resume in each case until (A) in the case of a Dividend Non-Payment Period, all accumulated and unpaid dividends on such Shares for all past Dividend Periods shall have been paid to the Auction Agent, or (B) in the case of a Redemption Non-Payment Period in connection with an Optional Redemption of less than all of the Shares, all amounts payable upon such Optional Redemption of such Shares shall have been paid to the Auction Agent, in each case by 12:00 noon, New York City time, on the relevant Auction Date with respect to such Shares, provided that, at least two Business Days but no more than 30 days prior to such Auction Date, TXU Corp. shall have given the Auction Agent, the Securities Depository and the applicable holders of record written notice of such deposit or availability.

PARAGRAPH 5(G) MISCELLANEOUS.

     TXU Corp. may interpret the provisions of this paragraph 5 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not substantially adversely affect the rights of Existing Holders of Shares. An Existing Holder (A) may sell, transfer or otherwise dispose of Shares only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 5 through a Broker-Dealer, except that transfers of Shares may also be effected through means other than pursuant to Auctions provided that each such transfer shall be valid and accepted by the Auction Agent only if such Existing Holder or its Broker-Dealer or Participant, as applicable, shall have advised the Auction Agent in writing of such transfer by 3:00 P.M. on the Business Day next preceding the Auction Date with respect to such Shares, and (B) except as otherwise required by law, shall have the ownership of the Shares held by it maintained in book-entry form by the Securities Depository in the account of its Participant, which in turn will maintain records of such Existing Holder's beneficial ownership. Neither TXU Corp. nor any Affiliate shall submit an Order in any Auction. Any Existing

Holder that is an Affiliate shall not sell, transfer or otherwise dispose of Shares to any Person other than TXU Corp. All of the Outstanding Shares shall be represented by one or more certificates registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at TXU Corp.'s option and upon its receipt of such documents as it deems appropriate, such Shares may be registered in the stock register in the name of the Existing Holder thereof and such Existing Holder thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.

                                                                      APPENDIX B

                              SETTLEMENT PROCEDURES

     The following summary of Settlement Procedures sets forth the procedures expected to be followed in connection with the settlement of each Auction and will be incorporated by reference in the agreement between TXU Corp. and the Auction Agent and each agreement between TXU Corp. and each Broker-Dealer. Nothing contained in this Appendix B constitutes a representation by TXU Corp. that in each Auction each party referred to herein actually will perform the procedures described herein to be performed by such party. Capitalized terms used herein shall have the respective meanings specified in the prospectus supplement or Appendix A hereto, as the case may be.

     I. On each Auction Date, the Auction Agent shall notify by telephone or through the Auction Agent's Auction Processing System the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Holder or Potential Holder of:

          (A) the Applicable Rate fixed for the next succeeding Dividend Period;

          (B) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

          (C) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or a Sell Order on behalf of an Existing Holder, the number of Shares, if any, to be sold by such Existing Holder;

          (D) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Holder, the number of Shares, if any, to be purchased by such Potential Holder.

          (E) if the aggregate number of Shares to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of Shares to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Participant, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of Shares and the number of such Shares to be purchased from one or more Existing Holders on whose behalf such Broker-Dealer acted by one or more Potential Holders on whose behalf each of such Buyer's Broker-Dealers acted;

          (F) if the aggregate number of shares to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a bid exceeds the aggregate number of Shares to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of Shares and the number of such Shares to be sold to one or more Potential Holder on whose behalf such Broker-Dealer acted by one or more Existing Holders on whose behalf each of such Seller's Broker-Dealers acted; and

          (G) the Auction Date of the next succeeding Auction with respect to the Shares.

     II. On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall:

          (A) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder's Participant to pay to such Broker-Dealer (or its Participant) through the Securities Depository the amount necessary to purchase the number of Shares to be purchased pursuant to such Bid against receipt of such Shares and advise such Potential Holder of the Applicable Rate for the next succeeding Dividend Period;

          (B) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Holder's Participant to deliver to such Broker-Dealer (or its Participant) through the Securities Depository the number of Shares to be sold pursuant to such

     Order against payment therefor and advise any such Existing Holder that will continue to hold Shares at the Applicable Rate for the next succeeding Dividend Period;

          (C) advise each Existing Holder on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

          (D) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

          (E) advise each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

     III. On the basis of the information provided to it pursuant to (I) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Holder or an Existing Holder shall, in such manner and at such time or times as in its sole discretion it may determine, allocate any funds received by it pursuant to (II)(A) above and any Shares received by it pursuant to (II)(B) above among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (I)(E) or
(I)(F) above.

     IV. On each Auction Date:

          (A) each Potential Holder and Existing Holder shall instruct its Participant as provided in (II)(A) or (B) above, as the case may be;

          (B) each Seller's Broker-Dealer which is not a Participant of the Securities Depository shall instruct its Participant to (1) pay through the Securities Depository to the Participant of the Existing Holder delivering Shares to such Broker-Dealer pursuant to (II)(B) above the amount necessary to purchase such Shares against receipt of such Shares, and (2) deliver such Shares through the Securities Depository to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to
     (I)(E) above against payment therefor; and

          (C) each Buyer's Broker-Dealer which is not a Participant of the Securities Depository shall instruct its Participant to (1) pay through the Securities Depository to a Seller's Broker-Dealer (or its Participant) identified pursuant to (I)(F) above the amount necessary to purchase the Shares to be purchased pursuant to (II)(A) above against receipt of such Shares, and (2) deliver such Shares through the Securities Depository to the Participant of the purchaser thereof against payment therefor.

     V. On the day after the Auction Date:

          (A) each Bidder's Participant referred to in (IV)(A) above shall instruct the Securities Depository to execute the transactions described in
     (II)(A) or (B) above, and the Securities Depository shall execute such transactions;

          (B) each Seller's Broker-Dealer or its Participant shall instruct the Securities Depository to execute the transactions described in (IV)(B) above, and the Securities Depository shall execute such transactions; and

          (C) each Buyer's Broker-Dealer or its Participant shall instruct the Securities Depository to execute the transactions described in (IV)(C) above, and the Securities Depository shall execute such transactions.

     VI. If an Existing Holder selling Shares in an Auction fails to deliver such Shares (by authorized book-entry), a Broker-Dealer may deliver to the Potential Holder on behalf of which it submitted a Bid that was accepted a number of whole Shares that is less than the number of Shares that otherwise was to be purchased by such Potential Holder. In such event, the number of Shares to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of Shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (VI), any delivery or non-delivery of Shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements.

PROSPECTUS

                                  $850,000,000
                                AGGREGATE AMOUNT
                                 ---------------

                             TEXAS UTILITIES COMPANY
                          (DOING BUSINESS AS TXU CORP)

                                PREFERENCE STOCK
                                       AND
                                 DEBT SECURITIES
                                  -------------

                                 TXU CAPITAL II
                                 TXU CAPITAL III
                                 TXU CAPITAL IV

                           PREFERRED TRUST SECURITIES

                   FULLY AND UNCONDITIONALLY GUARANTEED AS SET
                                 FORTH HEREIN BY

                                    TXU CORP

              -----------------------------------------------------

               We will provide specific terms of these securities,
               their offering prices and how they will be offered
                       in supplements to this prospectus.
          You should read this prospectus and any supplement carefully before you invest.

              -----------------------------------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus is dated June 9, 1999.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf process, we may, over the next two years, sell combinations of the securities described in this prospectus in one or more offerings up to a total dollar amount of $850,000,000. This amount includes $340,000,000 of Debt Securities registered under earlier registration statements. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION.

     For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

                       WHERE YOU CAN FIND MORE INFORMATION

     Texas Utilities Company, a Texas corporation doing business as TXU Corp, was formed in 1997 as a holding company. TXU Corp owns all of the outstanding common stock of its predecessor company, Texas Energy Industries, Inc. now doing business as TXU Energy Industries Company. Texas Utilities Company files annual, quarterly and special reports, proxy statements and other information with the SEC under File No. 1-12833. Before TXU Corp began filing quarterly and annual reports with the SEC, TXU Energy Industries Company filed those reports under its old name, Texas Utilities Company, File No. 1-3591. These SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any of these SEC filings at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities described in this prospectus.

o Texas Utilities Company's Annual Report on Form 10-K for the year ended December 31, 1998 (1998 10-K).

o Texas Utilities Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

     You may request a copy of these filings at no cost, by writing or contacting Texas Utilities Company, now doing business as TXU Corp, at the following address: Secretary, TXU Corp, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201; telephone number (214) 812-4600.

                                    TXU CORP

     TXU Corp is a holding company engaged through various subsidiary companies primarily in providing energy and other related services, both domestically and internationally. Its principal direct and indirect subsidiaries are:

     Texas Utilities Electric Company, doing business as TXU Electric Company, an operating electric utility company engaged in the generation, purchase, transmission, distribution and sale of electric energy in the north central, eastern and western parts of Texas.

     ENSERCH Corporation, doing business as TXU Gas Company, an integrated company focused on natural gas. Its major business operations are gathering, processing, transmission and distribution of natural gas and the marketing of natural gas and electricity. It operates primarily in the north central, eastern and western parts of Texas and engages in the wholesale and retail marketing of natural gas and electricity in several areas of the United States.

     Eastern Group plc, which includes Eastern Electricity plc, the largest supplier (retailer) and distributor of electricity in England and Wales. Eastern Group companies also include one of the largest generators of electricity and one of the largest retail suppliers of natural gas in the United Kingdom.

Other subsidiaries include:

     TU Australia Holding L.P. Its principal operating subsidiaries include Eastern Energy Limited, which is engaged in the purchase, distribution, marketing and sale of electric energy in the State of Victoria, Australia, and Westar and Kinetik Energy, gas retail and distribution businesses.

     Lufkin-Conroe Communications Co., doing business as TXU Communications Company, an independent local exchange carrier providing regulated telephone service through access lines in southeast Texas. It also provides access services to a number of interexchange carriers who provide long distance services.

     Other wholly owned subsidiaries which perform specialized functions within the TXU Corp system.

     TXU Corp's principal place of business is Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201.

               TXU CAPITAL II, TXU CAPITAL III AND TXU CAPITAL IV

     TXU Capital II, TXU Capital III and TXU Capital IV are identical Delaware business trusts and each will be described in this prospectus as TXU Capital. TXU Capital was created pursuant to a Trust Agreement among TXU Corp, The Bank of New York as the Property Trustee and The Bank of New York (Delaware) as the Delaware Trustee and an employee of TXU Corp as Administrative Trustee. The Trust Agreement will be amended and restated substantially in the form filed as an exhibit to the registration statement. TXU Capital exists only to issue its Preferred Trust Securities and Common Trust Securities and to hold the Junior Subordinated Debentures of TXU Corp as trust assets. All of the Common Trust Securities will be owned by TXU Corp. The Common Trust Securities will represent at least 3% of the total capital of TXU Capital. Payments will be made on the Common Trust Securities pro rata with the Preferred Trust Securities, except that the Common Trust Securities' right to payment will be subordinated to the rights of the Preferred Trust Securities if there is a default under the Trust Agreement. TXU Capital has a term of approximately 40 years, but may dissolve earlier as provided in the Trust Agreement. TXU Capital's business and affairs will be conducted by its Administrative Trustees. The office of the Delaware Trustee in the State of Delaware is White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of TXU Capital is c/o TXU Corp, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201.

                                 USE OF PROCEEDS

     Unless otherwise set forth in a prospectus supplement, the net proceeds from the offering of the securities will be used for general corporate purposes of TXU Corp, which may include the repayment of short-term indebtedness.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
       RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

     The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for TXU Corp for each of the years ended December 31, 1994 through 1998 and for the twelve months ended March 31, 1999 were, in each case, 1.88, 0.72, 2.18, 2.14, 1.84 and 1.79, respectively. For the year ended December 31, 1995, fixed charges exceeded earnings by $235 million. The year ended December 31, 1995 was affected by the write-down in value of some of the nonperforming assets of TXU Corp's subsidiaries, including TXU Electric Company's partially completed Twin Oak and Forest Grove lignite-fueled facilities and the New Mexico coal reserves of a subsidiary, as well as several minor assets. That write-down, on an after-tax basis, amounted to $802 million.

                    DESCRIPTION OF TXU CORP PREFERENCE STOCK

     TXU Corp is authorized to issue 50,000,000 shares of Preference Stock, $25 par value, none of which is outstanding.

     TXU Corp has adopted a share rights plan pursuant to which shareholders were given rights to purchase TXU Corp's Series A Preference Stock. These rights have certain anti-takeover effects. Unless and until certain events occur, these rights are not exercisable and trade with shares of the common stock.

     Because TXU Corp is a holding company that conducts all of its operations through subsidiaries, holders of Preference Stock will generally have a position junior to claims of creditors and preferred stockholders of the subsidiaries of TXU Corp as well as to all holders of debt of TXU Corp. All these subsidiaries have outstanding indebtedness, and ENSERCH Corporation and Texas Utilities Electric Company have outstanding shares of preferred stock.

     The Texas Business Corporation Act and the Restated Articles of Incorporation and Bylaws of TXU Corp determine the rights and privileges of holders of Preference Stock. The information below is a summary of those terms. For a fuller understanding of those terms, you should read the corporate documents, which have been filed with the SEC, and the Texas corporate law.

     TXU Corp may issue one or more series of Preference Stock without the approval of its shareholders. The Preference Stock of all series will rank equally as to dividends and distributions upon liquidation or dissolution of TXU Corp.

     Some terms of a series may differ from those of another series. A prospectus supplement will describe those different terms. They will also be described in a Statement of Resolution Establishing a Series of Preference Stock. That document also will be filed in Texas and with the SEC, and you should read it for a full understanding of any special terms of a series. These terms will include any of the following that apply to that series:

     o    The title of that series of Preference Stock;

     o    The number of shares in the series;

     o The dividend rate or how such rate will be determined and the dividend payment dates for the series of Preference Stock;

     o    Whether the series will be listed on a national exchange;

     o The date or dates on which the series of Preference Stock may be redeemed at the option of TXU Corp and any restrictions on such redemptions;

     o Any sinking fund or other provisions that would obligate TXU Corp to repurchase, redeem or retire the series of Preference Stock;

     o The amount payable on the series of Preference Stock in case of the liquidation, dissolution or winding up of TXU Corp and any additional amount, or method of determining such amount, payable in case any such event is voluntary; and

     o Any rights to convert the shares of that series of Preference Stock into shares of another series or into shares of any other class of capital stock.

     Shares of Preference Stock issued by TXU Corp will be fully paid and non-assessable.

     TXU Corp must first pay all dividends due on Preference Stock before it pays dividends to holders of its common stock. Upon any dissolution or liquidation of TXU Corp, amounts due to holders of Preference Stock will be paid before any distribution of assets to holders of common stock.

     TXU Corp has issued junior subordinated debentures in connection with preferred trust securities previously issued by a subsidiary, TXU Capital I. TXU Corp has a right, from time to time, to delay interest payments for those junior subordinated debentures for up to 20 consecutive quarters. TXU Corp may issue, from time to time, additional junior subordinated debentures in connection with the Preferred Trust Securities described in this prospectus. TXU Corp may have a similar right to delay interest payments for those additional junior subordinated debentures. If TXU Corp exercises any right to delay an interest payment, it would not be able to pay dividends on its common stock or Preference Stock during the extension period. For a further description of TXU Corp's rights to delay payment, read DESCRIPTION OF TXU CAPITAL'S PREFERRED TRUST SECURITIES AND COMMON TRUST SECURITIES and DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES in this prospectus.

     The holders of Preference Stock have voting rights only in the following circumstances:

     o If dividends have not been paid for four full quarters, holders of Preference Stock may elect one-third of TXU Corp's Board of Directors or two directors, whichever is greater;

     o If dividends have not been paid for eight full quarters, holders of Preference Stock may elect a majority of TXU Corp's full Board of Directors;

     o TXU Corp needs the approval of the holders of two-thirds of the outstanding shares of the Preference Stock in order to make the following changes in its capital structure:

          - Authorizing a new class of stock that ranks senior to the Preference Stock as to dividends or liquidation rights or any security that could be converted into or exercised to acquire any new senior class of stock, and

          - Materially altering the Restated Articles of Incorporation in such a way as to change the terms of the Preference Stock, unless the change does not affect every series of Preference Stock, in which case holders of only those series affected may vote.

TXU Corp will notify holders of Preference Stock of any meeting at which they may vote. Shares of Preference Stock will have no preemptive rights.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be TXU Corp's direct unsecured general obligations. The Debt Securities will be senior debt securities. The Debt Securities will be issued under one or more separate indentures between TXU Corp and The Bank of New York as Trustee under each indenture.

     Selected provisions of each indenture are summarized below. This summary is not complete and should be read together with the prospectus supplement describing specific terms of the Debt Securities. The form of the indenture was filed with the SEC and you should read the indenture for provisions that may be important to you. The indenture will be qualified under the Trust Indenture Act of 1939, as amended. You should refer to the Trust Indenture Act for provisions that apply to the Debt Securities. Whenever particular provisions or defined terms in the indenture are referred to under this DESCRIPTION OF DEBT SECURITIES, those provisions or defined terms are incorporated by reference herein.

     The Debt Securities will rank equally with all of TXU Corp's other senior and unsubordinated debt.

     Because TXU Corp is a holding company that conducts all of its operations through subsidiaries, holders of Debt Securities will generally have a position junior to claims of creditors and preferred stockholders of the subsidiaries of TXU Corp. All these subsidiaries have outstanding indebtedness, and ENSERCH Corporation and Texas Utilities Electric Company have outstanding shares of preferred stock.

     A prospectus supplement and an officer's certificate relating to any series of Debt Securities being offered will include specific terms relating to that offering. These terms will include any of the following terms that apply to that series:

     o    The title of the Debt Securities;

     o    The total principal amount of the Debt Securities;

     o The dates on which the principal of the Debt Securities will be payable and how it will be paid;

     o The interest rate or rates which the Debt Securities will bear, or how the rate or rates will be determined, the interest payment dates for the Debt Securities and the regular record dates for interest payments;

     o    Any right to delay the interest payments for the Debt Securities;

     o The percentage, if less than 100%, of the principal amount of the Debt Securities that will be payable if the maturity of the Debt Securities is accelerated;

     o Any date or dates on which the Debt Securities may be redeemed at the option of TXU Corp and any restrictions on those redemptions;

     o Any sinking fund or other provisions that would obligate TXU Corp to repurchase or otherwise redeem the Debt Securities;

     o Any changes or additions to the Events of Default under the indenture or changes or additions to the covenants of TXU Corp under the indenture;

     o If the Debt Securities will be issued in denominations other than $1,000;

     o If payments on the Debt Securities may be made in a currency or currencies other than United States dollars;

     o Any rights or duties of another person to assume the obligations of TXU Corp with respect to the Debt Securities;

     o Any collateral, security, assurance or guarantee for the Debt Securities; and

     o Any other terms of the Debt Securities not inconsistent with the terms of the indenture.

     The indenture does not limit the principal amount of Debt Securities that TXU Corp may issue.

     TXU Corp may sell Debt Securities at a discount below their principal amount. United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the prospectus supplement. In addition, important United States federal income tax or other tax considerations applicable to any Debt Securities denominated or payable in a currency or currency unit other than United States dollars may be described in the prospectus supplement.

     Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the indenture will not afford holders of Debt Securities protection in the event of a highly-leveraged transaction involving TXU Corp.

     PAYMENT AND PAYING AGENTS

     Except as may be provided in the prospectus supplement, interest, if any, on each Debt Security payable on each Interest Payment Date will be paid to the person in whose name that Debt Security is registered as of the close of business on the regular record date for the Interest Payment Date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any Debt Security, the defaulted interest may be paid to the holder of such Debt Security as of the close of business on a date between 10 and 15 days prior to the date proposed by TXU Corp for payment of such defaulted interest or in any other manner permitted by any securities exchange on which that Debt Security may be listed, if the Trustee finds it workable.

     Unless otherwise specified in the prospectus supplement, principal, premium, if any, and interest on the Debt Securities at maturity will be payable upon presentation of the Debt Securities at the corporate trust office of The Bank of New York, in The City of New York, as Paying Agent for TXU Corp. TXU Corp may change the place of payment on the Debt Securities, may appoint one or more additional Paying Agents (including TXU Corp) and may remove any Paying Agent, all at the discretion of TXU Corp.

     REGISTRATION AND TRANSFER

     Unless otherwise specified in the prospectus supplement, the transfer of Debt Securities may be registered, and Debt Securities may be exchanged for other Debt Securities of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the corporate trust office of The Bank of New York in The City of New York. TXU Corp may change the place for registration of transfer and exchange of the Debt Securities and may designate additional places for registration and exchange. Unless otherwise provided in the prospectus supplement, no service charge will be made for any transfer or exchange of the Debt Securities. However, TXU Corp may require payment to cover any tax or other governmental charge that may be imposed. TXU Corp will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any Debt Security during the 15 days prior to giving any notice of redemption or (b) any Debt Security selected for redemption except the unredeemed portion of any Debt Security being redeemed in part.

     DEFEASANCE

     TXU Corp will be discharged from its obligations on the Debt Securities of a particular series if it deposits with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of that series of Debt Securities.

     LIMITATION ON LIENS

     The indenture provides that, except as otherwise specified with respect to a particular series of Debt Securities, TXU Corp will not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any capital stock of any Subsidiary, as defined below, now or hereafter owned by TXU Corp, to secure any Indebtedness, as defined below, without also securing the outstanding Debt Securities, and all other Indebtedness entitled to be so secured, equally and ratably with the Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured.

     This restriction does not apply to, or prevent the creation or any extension, renewal or refunding of:

     (1) any mortgage, pledge, security interest, lien or encumbrance upon any capital stock created at the time it is acquired by TXU Corp or within one year after that time to secure the purchase price for the capital stock;

     (2) any mortgage, pledge, security interest, lien or encumbrance upon any capital stock existing at the time it is acquired by TXU Corp, whether or not the secured obligations are assumed by TXU Corp; or

     (3) any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that either:

          (a) the execution or enforcement of the lien is effectively stayed within 30 days after entry of the corresponding judgment, or the corresponding judgment has been discharged within that 30 day period, and the claims secured by the lien are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted;

          (b) the payment of each lien is covered in full by insurance and the insurance company has not denied or contested coverage thereof; or

          (c) so long as each lien is adequately bonded, any appropriate and duly initiated legal proceedings for the review of the corresponding judgment, decree or order shall not have been fully terminated or the period within which these proceedings may be initiated shall not have expired.

     For purposes of the restriction described in the preceding paragraph, "Indebtedness" means:

     (1) all indebtedness created or assumed by TXU Corp for the repayment of money borrowed;

     (2) all indebtedness for money borrowed secured by a lien upon property owned by TXU Corp and upon which indebtedness for money borrowed TXU Corp customarily pays interest, although TXU Corp has not assumed or become liable for the payment of the indebtedness for money borrowed; and

     (3) all indebtedness of others for money borrowed which is guaranteed as to payment of principal by TXU Corp or in effect guaranteed by TXU Corp through a contingent agreement to purchase the indebtedness for money borrowed, but excluding from this definition any other contingent obligation of TXU Corp in respect of indebtedness for money borrowed or other obligations incurred by others.

     "Subsidiary" means a corporation in which more than 50% of the outstanding voting stock is owned, directly or indirectly, by TXU Corp and/or by one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has that voting power by reason of any contingency.

     Notwithstanding the foregoing, except as otherwise specified in the officer's certificate setting out the terms of a particular series of Debt Securities, TXU Corp may, without securing the Debt Securities, pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien, in addition to liens expressly permitted as described in the preceding paragraphs, upon, capital stock of any Subsidiary now or hereafter owned by TXU Corp to secure any Indebtedness, which would otherwise be subject to the foregoing restriction, in an aggregate amount which, together with all other such Indebtedness, does not exceed 5% of Consolidated Capitalization. For this purpose, "Consolidated Capitalization" means the sum of:

     (1)  Consolidated Shareholders' Equity;

     (2) Consolidated Indebtedness for money borrowed, which is total indebtedness as shown on the consolidated balance sheet of the Company and its Subsidiaries, exclusive of any that is due and payable within one year of the date the sum is determined; and, without duplication

     (3) any preference or preferred stock of TXU Corp or any Consolidated Subsidiary which is subject to mandatory redemption or sinking fund provisions.

     The term "Consolidated Shareholders' Equity" as used above means the total Assets of TXU Corp and its Consolidated Subsidiaries less all liabilities of TXU Corp and its Consolidated Subsidiaries that would, in accordance with generally accepted accounting principles in the United States, be classified on a balance sheet as liabilities, including without limitation:

     (1) indebtedness secured by property of TXU Corp or any of its Consolidated Subsidiaries whether or not TXU Corp or the Consolidated Subsidiary is liable for the payment of the indebtedness unless, in the case that TXU Corp or the Consolidated Subsidiary is not so liable, the property has not been included among the Assets of TXU Corp or the Consolidated Subsidiary on the balance sheet;

     (2)  deferred liabilities; and

     (3) indebtedness of TXU Corp or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of TXU Corp or such Consolidated Subsidiary.

     As used in this definition, "liabilities" includes preference or preferred stock of TXU Corp or any Consolidated Subsidiary only to the extent of any preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

     The term "Consolidated Subsidiary", as used above, means at any date any Subsidiary the financial statements of which under generally accepted accounting principles would be consolidated with those of TXU Corp in its consolidated financial statements as of that date.

     The "Assets" of any person means the whole or any part of its business, property, assets, cash and receivables. The term "Consolidated Indebtedness" means total indebtedness as shown on the consolidated balance sheet of TXU Corp and its Consolidated Subsidiaries.

     As of December 31, 1998, the Consolidated Capitalization of TXU Corp was approximately $24.8 billion.

     For situations in which the limitation on liens will not apply, see "Assignment of Obligations" below.

     ASSIGNMENT OF OBLIGATIONS

     TXU Corp may assign its obligations under the Debt Securities and the indenture to a wholly-owned subsidiary, provided that no Event of Default, or event which with the passage of time or the giving of required notice, or both, would become an Event of Default, has occurred and is continuing. The subsidiary must assume in writing TXU Corp's payment obligations under the Debt Securities and under the indenture. TXU Corp must fully and unconditionally guarantee payment of the obligations of the assuming subsidiary under the Debt Securities and the indenture.

     If such an assignment is made, unless the terms of the assigned Debt Securities state otherwise, TXU Corp will be released and discharged from all its other obligations under the Debt Securities and the indenture. In that case, any covenants made by TXU Corp with respect to the Debt Securities would become solely covenants of, and would relate only to, the subsidiary. Unless the terms of the assigned Debt Securities state otherwise, there would be no limitation on liens on the capital stock of TXU Corp's subsidiaries.

     CONSOLIDATION, MERGER, AND SALE OF ASSETS

     Under the terms of the indenture, TXU Corp may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

     o The surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes TXU Corp's obligations on all Debt Securities and under the indenture;

     o Immediately after giving effect to the transaction, no Event of Default or no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

     o TXU Corp shall have delivered to the Trustee an officer's certificate and an opinion of counsel as provided in the indenture.

     The terms of the indenture do not restrict TXU Corp in a merger in which TXU Corp is the surviving entity.

     EVENTS OF DEFAULT

     "Event of Default" when used in the indenture with respect to any series of Debt Securities, means any of the following:

     o Failure to pay interest on any Debt Security of that series for 30 days after it is due;

     o Failure to pay the principal of or any premium on any Debt Security of that series when due;

     o Failure to perform any other covenant in the indenture, other than a covenant that does not relate to that series of Debt Securities, that continues for 90 days after TXU Corp receives written notice from the Trustee, or TXU Corp and the Trustee receive a written notice from the holders of 33% in aggregate principal amount of the Debt Securities of that series;

     o Events in bankruptcy, insolvency or reorganization of TXU Corp specified in the indenture; or

     o Any other event of default included in any supplemental indenture or officer's certificate for a specific series of Debt Securities.

     An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the indenture. The Trustee may withhold notice to the holders of Debt Securities of any default, except default in the payment of principal or interest, if it considers the withholding of notice to be in the interests of the holders.

     REMEDIES

     If an Event of Default for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 33% in aggregate principal amount of all the Debt Securities of the series may declare the entire principal amount of all the Debt Securities of that series, together with accrued interest, to be due and payable immediately. However, if the Event of Default is applicable to all outstanding Debt Securities under the indenture, only the Trustee or holders of at least 33% in aggregate principal amount of all outstanding Debt Securities of all series, voting as one class, and not the holders of any one series, may make that declaration of acceleration.

     At any time after a declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if:

     o TXU Corp has paid or deposited with the Trustee a sum sufficient to pay:

          (1)  all overdue interest on all Debt Securities of the series;

          (2) the principal of and premium, if any, on any Debt Securities of the series which have otherwise become due and interest that is currently due;

          (3)  interest on overdue interest; and

          (4)  all amounts due to the Trustee under the indenture; and

     o Any other Event of Default with respect to the Debt Securities of that series has been cured or waived as provided in the indenture.

     There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of TXU Corp.

     Other than its duties in case of an Event of Default, the Trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders offer the Trustee a reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon the Trustee. However, if the Event of Default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The Trustee is not obligated to comply with directions that conflict with law or other provisions of the indenture.

     No holder of Debt Securities of any series will have any right to institute any proceeding under the indenture, or any remedy under the indenture, unless:

     o The holder has previously given to the Trustee written notice of a continuing Event of Default;

     o The holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series in respect of which an Event of Default shall have occurred and be continuing have made a written request to the Trustee, and have offered reasonable indemnity to the Trustee to institute proceedings; and

     o The Trustee has failed to institute any proceeding for 60 days after notice.

However, these limitations do not apply to a suit by a holder of a Debt Security for payment of the principal, premium, if any, or interest on the Debt Security on or after the applicable due date.

     TXU Corp will provide to the Trustee an annual statement by an appropriate officer as to TXU Corp's compliance with all conditions and covenants under the indenture.

     MODIFICATION AND WAIVER

     Without the consent of any holder of Debt Securities issued under an indenture, TXU Corp and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

     o To evidence the assumption by any permitted successor of the covenants of TXU Corp in the indenture and in the Debt Securities;

     o To add additional covenants of TXU Corp or to surrender any right or power of TXU Corp under the indenture;

     o    To add additional Events of Default;

     o To change or eliminate or add any provision to the indenture; provided, however, if the change will adversely affect the interests of the holders of Debt Securities of any series in any material respect, the change, elimination or addition will become effective only:

          (1) when the consent of the holders of Debt Securities of such series has been obtained in accordance with the indenture; or

          (2) when no Debt Securities of the affected series remain outstanding under the indenture;

     o    To provide collateral security for all but not part of the Debt
          Securities;

     o To establish the form or terms of Debt Securities of any other series as permitted by the indenture;

     o To provide for the authentication and delivery of bearer securities and coupons appertaining thereto;

     o To evidence and provide for the acceptance of appointment of a successor trustee;

     o To provide for the procedures required for use of a noncertificated system of registration for the Debt Securities of all or any series;

     o To change any place where principal, premium, if any, and interest shall be payable, Debt Securities may be surrendered for registration of transfer or exchange and notices to TXU Corp may be served; or

     o To cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the indenture; provided that the action does not adversely affect the interests of the holders of Debt Securities of any series in any material respect.

     The holders of at least a majority in aggregate principal amount of the Debt Securities of all series then outstanding may waive compliance by TXU Corp with some restrictive provisions of the indenture. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default under the indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the indenture that cannot be modified or be amended without the consent of the holder of each outstanding Debt Security of the series affected.

     If the Trust Indenture Act is amended after the date of the indenture in such a way as to require changes to the indenture, the indenture will be deemed to be amended so as to conform to that amendment to the Trust Indenture Act. TXU Corp and the Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence the amendment.

     The consent of the holders of a majority in aggregate principal amount of the Debt Securities of all series then outstanding is required for all other modifications to the indenture. However, if less than all of the series of Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No such amendment or modification may:

     o Change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount of any Debt Security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Debt Security, without the consent of the holder;

     o Reduce the percentage in principal amount of the outstanding Debt Securities of any series whose consent is required for any supplemental indenture or any waiver of compliance with a provision of the indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

     o Modify some of the provisions of the indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the Debt Securities of any series, without the consent of the holder of each outstanding Debt Security affected thereby.

     A supplemental indenture which changes the indenture solely for the benefit of one or more particular series of Debt Securities, or modifies the rights of the holders of Debt Securities of one or more series, will not affect the rights under the indenture of the holders of the Debt Securities of any other series.

     The indenture provides that Debt Securities owned by TXU Corp or anyone else required to make payment on the Debt Securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

     TXU Corp may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but TXU Corp shall have no obligation to do so. If TXU Corp fixes a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding Debt Securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding Debt Securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same Debt Securities and the holder of every Debt Security issued upon the registration of transfer of or in exchange of these Debt Securities. A transferee will be bound by acts of the Trustee or TXU Corp in reliance thereon, whether or not notation of that action is made upon the Debt Security.

     RESIGNATION OF A TRUSTEE

     A Trustee may resign at any time by giving written notice to TXU Corp or may be removed at any time by act of the holders of a majority in principal amount of all series of Debt Securities then outstanding delivered to the Trustee and TXU Corp. No resignation or removal of a Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a Trustee appointed by act of the holders, if TXU Corp has delivered to the Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted the appointment in accordance with the terms of the respective indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture.

     NOTICES

     Notices to holders of Debt Securities will be given by mail to the addresses of such holders as they may appear in the security register therefor.

     TITLE

     TXU Corp, the Trustee, and any agent of TXU Corp or the Trustee, may treat the person in whose name Debt Securities are registered as the absolute owner thereof, whether or not the Debt Securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

     GOVERNING LAW

     Each indenture and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

     REGARDING THE TRUSTEE

     The Trustee will be The Bank of New York. In addition to acting as Trustee, The Bank of New York acts, and may act, as trustee under various indentures and trusts of TXU Corp and its affiliates.

    DESCRIPTION OF TXU CAPITAL'S PREFERRED TRUST SECURITIES AND COMMON TRUST
                                   SECURITIES

     TXU Capital will issue Preferred Trust Securities and Common Trust Securities under a Trust Agreement. The Preferred Trust Securities will represent preferred undivided beneficial interests in the assets of TXU Capital and will entitle holders thereof to a preference over the Common Trust Securities with respect to distributions and amounts payable on redemption or liquidation. Selected provisions of the Trust Agreement are summarized below. This summary is not complete and should be read together with the prospectus supplement describing the specific terms of the Preferred Trust Securities. The form of Trust Agreement was filed with the SEC and you should read the Trust Agreement for provisions that may be important to you. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the Preferred Trust Securities. Wherever particular defined terms of the Trust Agreement are referred to, such defined terms are incorporated herein by reference.

     The Preferred Trust Securities and Common Trust Securities issued by TXU Capital will be substantially the same except that, if TXU Capital fails to make required payments, the rights of the holders of the Common Trust Securities to payment of distributions and upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Trust Securities. If there is a continuing Event of Default under the Subordinated Indenture for Junior Subordinated Debentures, holders of the Common Trust Securities and the Preferred Trust Securities may both vote to appoint, remove or replace any of trustees of TXU Capital. All of the Common Trust Securities of TXU Capital will be owned by TXU Corp.

     TXU Corp will fully and unconditionally guarantee payments due on the Preferred Trust Securities through a combination of the following:

     o    TXU Corp's obligations under the Junior Subordinated Debentures;

     o The rights of holders of Preferred Trust Securities to enforce those obligations;

     o    TXU Corp's agreement to pay the expenses of TXU Capital; or

     o TXU Corp's guarantee of payments due on the Preferred Trust Securities to the extent of TXU Capital's assets.

     TXU Capital will use the proceeds from the sale of the Preferred Trust Securities and Common Trust Securities to purchase Junior Subordinated Debentures from TXU Corp. The Junior Subordinated Debentures will be held in trust for the benefit of holders of the Preferred Trust Securities and Common Trust Securities.

     A prospectus supplement relating to the Preferred Trust Securities will include specific terms of those securities and of the Junior Subordinated Debentures. For a description of some specific terms that will affect both the Preferred Trust Securities and the Junior Subordinated Debentures and your rights under each, see DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES below.

     DISTRIBUTIONS

     The only income of TXU Capital available for distribution to the holders of Preferred Trust Securities will be payments on the Junior Subordinated Debentures. If TXU Corp does not make interest payments on the Junior Subordinated Debentures, TXU Capital will not have funds available to pay distributions on Preferred Trust Securities. The payment of distributions, if and to the extent TXU Capital has sufficient funds available for the payment of such distributions, is guaranteed by TXU Corp.

     So long as there is no default in the payment of interest on the Junior Subordinated Debentures, TXU Corp may extend the interest payment period from time to time on the Junior Subordinated Debentures for one or more periods. As a consequence, distributions on Preferred Trust Securities would be deferred during any such period. Interest would, however, continue to accrue. If TXU Corp extends the interest period or is in default under the Guarantee or with respect to payments on the Junior Subordinated Debentures, TXU Corp may not:

     o Declare or pay any dividend or distribution on its capital stock, other than dividends paid in shares of Common Stock of TXU Corp;

     o Redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

     o Redeem any indebtedness that is equal in right of payment with the Junior Subordinated Debentures; or

     o    Make any guarantee payments with respect to any of the above.

     Any extension period with respect to payment of interest on the Junior Subordinated Debentures, or any extended interest payment period in respect of other securities issued under the Subordinated Indenture or on any similar securities, will apply to all securities of the same type. Those extensions will also apply to distributions on Preferred Trust Securities and Common Trust Securities and all other securities with terms substantially the same as Preferred Trust Securities and Common Trust Securities. Before an extension period ends, TXU Corp may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, TXU Corp may select a new extended interest payment period. No interest period may be extended beyond the maturity of the Junior Subordinated Debentures.

     REDEMPTION OF PREFERRED TRUST SECURITIES AND COMMON TRUST SECURITIES

     Whenever Junior Subordinated Debentures are repaid, whether at maturity or earlier redemption, the proceeds shall be applied to redeem a like amount of Preferred Trust Securities and Common Trust Securities. Holders of Junior Subordinated Debentures will be given not less than 30 nor more than 60 days' notice of any redemption.

     REDEMPTION PROCEDURES

     Preferred Trust Securities shall be redeemed at the redemption price plus accrued and unpaid distributions with the proceeds from the contemporaneous redemption of Junior Subordinated Debentures. Redemptions of the Preferred Trust Securities shall be made on a redemption date only if TXU Capital has funds available for the payment of the redemption price plus accrued and unpaid distributions.

     Notice of redemption of Preferred Trust Securities will be irrevocable. On or before the redemption date, TXU Capital will irrevocably deposit with the paying agent for Preferred Trust Securities sufficient funds and will give the paying agent irrevocable instructions and authority to pay the redemption price plus accrued and unpaid distributions to the holders upon surrender of their Preferred Trust Securities. Distributions payable on or before a redemption date shall be payable to the holders on the record date for the distribution payment. If notice is given and funds are deposited as required, then on the redemption date all rights of holders of the Preferred Trust Securities called for redemption will cease, except the right of the holders to receive the redemption price plus accrued and unpaid distributions, and the Preferred Trust Securities will cease to be outstanding. No interest will accrue on amounts payable on the redemption date. In the event that any date fixed for redemption of Preferred Trust Securities is not a business day, then payment will be made on the next business day. No interest will be payable because of any such delay. If payment of Preferred Trust Securities called for redemption is improperly withheld or refused and not paid either by TXU Capital or by TXU Corp pursuant to the Guarantee, distributions on such Preferred Trust Securities will continue to accrue to the date of payment. That date will be considered the date fixed for redemption for purposes of calculating the redemption price plus accrued and unpaid distributions.

     Subject to applicable law, including United States federal securities law, TXU Corp may purchase outstanding Preferred Trust Securities by tender, in the open market or by private agreement.

     If Preferred Trust Securities are partially redeemed on a redemption date, a corresponding percentage of the Common Trust Securities will be redeemed. The particular Preferred Trust Securities to be redeemed shall be selected not more than 60 days prior to the redemption date by the Property Trustee by such method as the Property Trustee shall deem fair, taking into account the denominations in which they were issued. The Property Trustee shall promptly notify the Preferred Trust Security registrar in writing of the Preferred Trust Securities selected for redemption and, where applicable, the partial amount to be redeemed.

     SUBORDINATION OF COMMON TRUST SECURITIES

     Payment of distributions on, and the redemption price, plus accrued and unpaid distributions, of, the Preferred Trust Securities and Common Trust Securities shall be made pro rata based on the liquidation preference amount. However, if on any distribution payment date or redemption date an event of default under the Trust Agreement has occurred and is continuing, no payment on any Common Trust Security shall be made until all payments due on the Preferred Trust Securities have been made. In that case, funds available to the Property Trustee shall first be applied to the payment in full of all distributions on, or the redemption price plus accrued and unpaid distributions, of, Preferred Trust Securities then due and payable.

     If an event of default under the Trust Agreement results from an event of default under the Subordinated Indenture, the holder of Common Trust Securities cannot take action with respect to the Trust Agreement default until the effect of all defaults with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated. Until the event of default under the Trust Agreement with respect to Preferred Trust Securities has been cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of Preferred Trust Securities and not the holders of the Common Trust Securities. Only holders of Preferred Trust Securities will have the right to direct the Property Trustee to act on their behalf.

     LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     TXU Capital shall dissolve and shall be liquidated by the Property Trustee on the first to occur of:

     o    The expiration of the term of TXU Capital;

     o    The bankruptcy, dissolution or liquidation of TXU Corp;

     o    Redemption of all of the Preferred Trust Securities;

     o The entry of an order for dissolution of TXU Capital by a court of competent jurisdiction; and

     o    At any time, at the election of TXU Corp.

     If an early dissolution occurs because of bankruptcy, dissolution or liquidation of TXU Corp, if all the Preferred Trust Securities are redeemed, or if TXU Corp so elects, TXU Capital shall be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be appropriate. The Property Trustee will provide for the satisfaction of liabilities of creditors, if any, and distribute to each holder of the Preferred Trust Securities and Common Trust Securities a proportionate amount of Junior Subordinated Debentures. If a distribution of Junior Subordinated Debentures is determined by the Property Trustee not to be practical, holders will be entitled to receive, out of the assets of TXU Capital after adequate provision for the satisfaction of liabilities of creditors, if any, an amount equal to the aggregate liquidation preference of the Preferred Trust Securities plus accrued and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because TXU Capital has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by TXU Capital on the Preferred Trust Securities shall be paid on a pro rata basis. TXU Corp, as holder of the Common Trust Securities, will be entitled to receive distributions upon any dissolution pro rata with the holders of the Preferred Trust Securities, except that if an event of default has occurred and is continuing under the Trust Agreement, the Preferred Trust Securities will have a preference over the Common Trust Securities.

     EVENTS OF DEFAULT; NOTICE

     Any one of the following events will be an event of default under the Trust Agreement whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

     o The occurrence of an Event of Default as described in the Subordinated Indenture;

     o Default by TXU Capital in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days;

     o Default by TXU Capital in the payment of any redemption price, plus accrued and unpaid distributions, of any Preferred Trust Security or Common Trust Security when it becomes due and payable;

     o Default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in the Trust Agreement which is not dealt with above, and the continuation of that default or breach for a period of 60 days after notice to TXU Capital by the holders of Preferred Trust Securities having at least 10% of the total liquidation preference amount of the outstanding Preferred Trust Securities; or

     o The occurrence of certain events of bankruptcy or insolvency with respect to TXU Capital.

     Within ninety business days after the occurrence of any event of default, the Property Trustee shall transmit to the holders of Preferred Trust Securities and Common Trust Securities and TXU Corp notice of any such default actually known to the Property Trustee, unless that default will have been cured or waived.

     A holder of Preferred Trust Securities may directly institute a proceeding to enforce payment when due directly to the holder of the Preferred Trust Securities of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation preference amount of the holder's Preferred Trust Securities. The holders of Preferred Trust Securities have no other rights to exercise directly any other remedies available to the holder of the Junior Subordinated Debentures unless the Trustees under the Trust Agreement fail to do so.

     Unless an Event of Default under the Subordinated Indenture has occurred and is continuing, the holder of the Common Trust Securities may remove the Property Trustee at any time. If an event of default has occurred and is continuing, the holders of a majority of the total liquidation preference amount of the outstanding Preferred Trust Securities may remove the Property Trustee.

Any resignation or removal of the Property Trustee will take effect only on the acceptance of appointment by the successor Property Trustee.

     If a default has occurred under the Subordinated Indenture but has not become an event of default solely because of the requirement that time lapse or notice be given, the Preferred Trust Securities shall have a preference over the Common Trust Securities upon dissolution of TXU Capital.

     MERGER OR CONSOLIDATION OF THE PROPERTY TRUSTEE OR THE DELAWARE TRUSTEE

     If the Property Trustee or the Delaware Trustee merge, consolidate with another entity, or if any entity succeeds to all or substantially all the corporate trust business of the Property Trustee or the Delaware Trustee, the successor or surviving company shall be the successor to the Property Trustee or the Delaware Trustee under the Trust Agreement, so long as it is otherwise qualified and eligible.

     VOTING RIGHTS

     Except with respect to amendments to the Trust Agreement and amendments and assignment of the Guarantee, the holders of Preferred Trust Securities will have no voting rights not otherwise required by law or the Trust Agreement.

     While Junior Subordinated Debentures are held by the Property Trustee, the Property Trustee will not:

     o Direct the time, method and place to conduct any proceeding for any remedy available to the Debenture Trustee, or to execute any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures;

     o    Waive any past default under the Subordinated Indenture;

     o Exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures will be due and payable; or

     o Consent to any amendment, modification or termination of the Subordinated Indenture or the Junior Subordinated Debentures, where that consent will be required;

without, in each case, obtaining the prior approval of the holders of Preferred Trust Securities having at least 66 2/3% of the liquidation preference amount of the outstanding Preferred Trust Securities. Where a consent of each holder of Junior Subordinated Debentures affected is required, no consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Trust Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Trust Securities. If the Property Trustee fails to enforce its rights under the Junior Subordinated Debentures or the Trust Agreement, to the fullest extent permitted by law, a holder of the Preferred Trust Securities may institute a legal proceeding directly against TXU Corp to enforce the Property Trustee's rights under the Junior Subordinated Debentures or the Trust Agreement without first instituting any legal proceeding against the Property Trustee or any one else. The Property Trustee shall notify all holders of Preferred Trust Securities of any notice of default received from the Debenture Trustee. The Property Trustee shall not take any action approved by the consent of the holders without an opinion of counsel experienced in those matters to the effect that TXU Capital will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of that action.

     Holders of Preferred Trust Securities may give any required approval at a meeting convened for such purpose or by written consent. The Administrative Trustees will give notice of any meeting at which holders of Preferred Trust Securities are entitled to vote.

     No vote or consent of the holders of Preferred Trust Securities will be required for TXU Capital to redeem and cancel Preferred Trust Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of Preferred Trust Securities are entitled to vote or consent under any of the circumstances described above, any of Preferred Trust Securities that are owned by TXU Corp, any Trustee under the Trust Agreement or any affiliate of TXU Corp, shall be treated as if they were not outstanding for purposes of such vote or consent.

     Holders of Preferred Trust Securities will have no rights to appoint or remove the Administrative Trustees of TXU Capital, who may be appointed, removed or replaced solely by TXU Corp as the holder of the Common Trust Securities.

     AMENDMENTS

     The Trust Agreement may be amended from time to time by TXU Capital and TXU Corp, without the consent of any holders of Preferred Trust Securities and Common Trust Securities:

     o To cure any ambiguity, correct inconsistent provisions, make any other provisions with respect to matters or questions arising under the Trust Agreement that do not conflict with the other provisions of the Trust Agreement or any amendments of the Trust Agreement; or to change the name of the Trust; or

     o To modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that TXU Capital will not be classified for United States federal income tax purposes as an association taxable as a corporation at any time that any Preferred Trust Securities and Common Trust Securities are outstanding or to ensure TXU Capital's exemption from the status of an "investment company" under the Investment Company Act of 1940.

No amendment described above may materially adversely affect the interests of any holder of Preferred Trust Securities and Common Trust Securities. Any of these amendments of the Trust Agreement shall become effective when notice of the amendment is given to the holders of Preferred Trust Securities and Common Trust Securities.

     Except as provided below, any provision of the Trust Agreement may be amended by the Trustees and TXU Corp with:

     o The consent of holders of Preferred Trust Securities and Common Trust Securities representing not less than a majority in aggregate liquidation preference amount of the Preferred Trust Securities and Common Trust Securities then outstanding; and

     o Receipt by the Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with the amendment will not cause TXU Capital to be classified for federal income tax purposes as an association taxable as a corporation or affect TXU Capital's exemption from status of an "investment company" under the Investment Company Act.

     Each holder of Preferred Trust Securities or Common Trust Securities must have consented to any amendment to the Trust Agreement that:

     o Changes the amount or timing of any distribution with respect to Preferred Trust Securities or Common Trust Securities or otherwise adversely affects the amount of any distribution required to be made in respect of Preferred Trust Securities and Common Trust Securities as of a specified date; or

     o Restricts the right of a holder of Preferred Trust Securities and Common Trust Securities to institute suit for the enforcement of any such payment on or after that date.

     CO-TRUSTEES AND SEPARATE TRUSTEE

     If no event of default under the Trust Agreement has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property of

TXU Capital may at the time be located, TXU Corp, as depositor, and the Property Trustee may appoint one or more persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of the trust property, or to act as separate trustee of any trust property. Upon the written request of the Property Trustee, TXU Corp, as depositor, will for that purpose join with the Property Trustee in the execution, delivery and performance of all instruments necessary or proper to make that appointment. The appointment will vest in that person or persons in that capacity, any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. If TXU Corp, as depositor, does not join in that appointment within 15 days after the receipt by it of a request so to do, or in case an event of default under the Subordinated Indenture has occurred and is continuing, the Property Trustee alone shall have power to make that appointment.

     FORM, EXCHANGE, AND TRANSFER

     Preferred Trust Securities may be exchanged for other Preferred Trust Securities in any authorized denomination and of like tenor and aggregate liquidation preference.

     Subject to the terms of the Trust Agreement, Preferred Trust Securities may be presented for exchange as provided above or for registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of the Preferred Trust Security registrar or at the office of any transfer agent designated by TXU Corp for such purpose. TXU Corp may designate itself the Preferred Trust Security registrar. No service charge will be made for any registration of transfer or exchange of Preferred Trust Securities, but TXU Corp may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer. A transfer or exchange will be made when the transfer agent is satisfied with the documents of title and identity of the person making the request. TXU Corp may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that TXU Corp will be required to maintain a transfer agent in each place of payment for Preferred Trust Securities.

     TXU Capital will not be required to (1) issue, register the transfer of, or exchange any Preferred Trust Securities during the 15 calendar days before the mailing of a notice of redemption of any Preferred Trust Securities called for redemption and ending at the close of business on the day the notice is mailed or (2) register the transfer of or exchange any Preferred Trust Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Preferred Trust Securities being redeemed in part.

     REGISTRAR AND TRANSFER AGENT

     Texas Utilities Services Inc., doing business as TXU Business Services Company, will act as registrar and transfer agent for the Preferred Trust Securities.

     Registration of transfers of the Preferred Trust Securities will be made without charge by TXU Capital, unless tax or other governmental charges are imposed. In that case, the holder requesting transfer must pay the tax or charges and give such indemnity as TXU Capital or TXU Corp may require.

     CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee acts as trustee under other indentures with respect to TXU Corp's obligations. TXU Corp maintains deposit accounts and credit and liquidity facilities and conducts other banking transactions with the Property Trustee in the ordinary course of their businesses. The Property Trustee also acts as the Guarantee Trustee under the Guarantee and the Debenture Trustee under the Subordinated Indenture.

     DUTIES OF THE TRUSTEES

     The Delaware Trustee will act as the resident trustee in the State of Delaware and will have no other significant duties. The Property Trustee will hold the Junior Subordinated Debentures on behalf of TXU Capital and will maintain a payment account with respect to the Preferred Trust Securities and Common Trust Securities, and will also act as trustee under the Trust Agreement for the purposes of the Trust Indenture Act.

     The Administrative Trustees of TXU Capital are authorized and directed to conduct the affairs of TXU Capital and to operate TXU Capital so that TXU Capital will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxed as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of TXU Corp for United States federal income tax purposes. In this regard, the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Trust Agreement, that the Administrative Trustees determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the Preferred Trust Securities.

     MISCELLANEOUS

     Holders of the Preferred Trust Securities have no preemptive or similar rights.

                          DESCRIPTION OF THE GUARANTEE

     Selected provisions of the Guarantee that TXU Corp will execute and deliver for the benefit of the holders of the Preferred Trust Securities are summarized below. This summary should be read together with the prospectus supplement describing the terms of the Preferred Trust Securities. The form of Guarantee was filed with the SEC and you should read the Guarantee for provisions that may be important to you. The Guarantee will be qualified as an indenture under the Trust Indenture Act. You should refer to the Trust Indenture Act for provisions that apply to the Guarantee. Whenever particular defined terms of the Guarantee are referred to, those defined terms are incorporated herein by reference.

     The Bank of New York will act as Guarantee Trustee under the Guarantee. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Trust Securities.

     GENERAL TERMS OF THE GUARANTEE

     TXU Corp will fully and unconditionally agree to make the guarantee payments listed below in full to the holders of the Preferred Trust Securities if they are not made by TXU Capital, as and when due, regardless of any defense, right of set-off or counterclaim that TXU Corp may have or assert. The following payments will be subject to the Guarantee (without duplication):

     o Any accrued and unpaid distributions required to be paid on Preferred Trust Securities, to the extent TXU Capital has funds available therefor;

     o The redemption price, plus all accrued and unpaid distributions, for any Preferred Trust Securities called for redemption by TXU Capital, to the extent TXU Capital has funds available therefor; and

     o Upon a voluntary or involuntary dissolution, winding-up or termination of TXU Capital except in connection with the distribution of Junior Subordinated Debentures to the holders in exchange for Preferred Trust Securities as provided in the Trust Agreement or upon a redemption of all of the Preferred Trust Securities upon maturity or redemption of the Junior Subordinated Debentures as provided in the Trust Agreement, the lesser of:

          (1) the aggregate of the liquidation preference and all accrued and unpaid distributions on Preferred Trust Securities to the date of payment; and

          (2) the amount of assets of TXU Capital remaining available for distribution to holders of Preferred Trust Securities in liquidation of TXU Capital.

TXU Corp's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by TXU Corp to the holders of Preferred Trust Securities or by causing TXU Capital to pay those amounts to those holders.

     The Guarantee will be a guarantee with respect to the Preferred Trust Securities, but will not apply to any payment of distributions if and to the extent that TXU Capital does not have funds available to make those payments or to any collection of payment.

     If TXU Corp does not make interest payments on the Junior Subordinated Debentures held by TXU Capital, TXU Capital will not have funds available to pay distributions on the Preferred Trust Securities. The Guarantee will rank subordinate and junior in right of payment to all liabilities of TXU Corp except liabilities that are equal in right of payment by their terms.

     TXU Corp will enter into an Agreement as to Expenses and Liabilities with TXU Capital, to provide funds to TXU Capital as needed to pay obligations of TXU Capital to parties other than holders of Preferred Trust Securities. The Junior Subordinated Debentures and the Guarantee, together with the obligations of TXU Corp with respect to the Preferred Trust Securities under the Subordinated Indenture, the Trust Agreement, the Guarantee and the Agreement as to Expenses and Liabilities, constitute a full and unconditional guarantee of the Preferred Trust Securities by TXU Corp. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes that guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee by TXU Corp of the Preferred Trust Securities.

     AMENDMENTS AND ASSIGNMENT

     No vote is required for changes to the Trust Agreement that do not materially adversely affect the rights of holders of Preferred Trust Securities. Other terms of the Guarantee may be changed only with the prior approval of the holders of the Preferred Trust Securities having at least 66 2/3% of the liquidation preference amount of the outstanding Preferred Trust Securities. All guarantees and agreements contained in the Guarantee will bind the successors, assigns, receivers, trustees and representatives of TXU Corp and will inure to the benefit of the holders of the Preferred Trust Securities then outstanding.

     EVENTS OF DEFAULT

     An event of default under the Guarantee will occur if TXU Corp fails to perform any of its payment obligations under the Guarantee. The holders of the Preferred Trust Securities having a majority of the liquidation preference of the Preferred Trust Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     If the Guarantee Trustee fails to enforce the Guarantee, any holder of the Preferred Trust Securities may enforce the Guarantee, or institute a legal proceeding directly against TXU Corp to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against TXU Capital, the Guarantee Trustee or anyone else.

     TXU Corp will be required to provide an annual statement to the Guarantee Trustee about TXU Corp's performance of some of its obligations under the Guarantee and any default in its performance of the obligations.

     TXU Corp will also be required to file annually with the Guarantee Trustee an officer's certificate as to TXU Corp's compliance with all conditions under the Guarantee.

     INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee will undertake to perform only those duties specifically set forth in the Guarantee until a default occurs. After a default under the Guarantee, the Guarantee Trustee must exercise the same degree of care in its duties as a prudent individual would exercise in the conduct of his or her own affairs. Otherwise, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Preferred Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

     TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon:

     o Full payment of the redemption price, plus accrued and unpaid distributions, for all the Preferred Trust Securities;

     o The distribution of Junior Subordinated Debentures to holders of the Preferred Trust Securities in exchange for all of the Preferred Trust Securities; or

     o    Full payment of the amounts payable upon liquidation of TXU Capital.

     The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Trust Securities must restore payment of any sums paid under the Preferred Trust Securities or the Guarantee.

     STATUS OF THE GUARANTEE

     The Guarantee will be an unsecured obligation of TXU Corp and will rank:

     o Subordinate and junior in right of payment to all liabilities of TXU Corp, except any liabilities that are equal in right of payment by their terms;

     o Equal in right of payment with the most senior preferred or preference stock that may be issued by TXU Corp and with any guarantee that may be entered into by TXU Corp in respect of any preferred or preference stock of any affiliate of TXU Corp; and

     o    Senior to TXU Corp's common stock.

     The Trust Agreement provides that by accepting Preferred Trust Securities, a holder agrees to the subordination provisions and other terms of the Guarantee.

     The Guarantee will be a guarantee of payment and not of collection, that is, the guaranteed party may institute a legal proceeding directly against TXU Corp to enforce its rights under the Guarantee without first instituting a legal proceeding against anyone else.

     Because TXU Corp is a holding company that conducts all of its operations through subsidiaries, obligations under the Guarantee, as obligations of a holding company, will generally have a position junior to claims of creditors and preferred stockholders of the subsidiaries of TXU Corp.

     GOVERNING LAW

     The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     The Junior Subordinated Debentures which the Property Trustee will hold on behalf of TXU Capital as trust assets will be subordinated obligations of TXU Corp. The Junior Subordinated Debentures will be issued under the Subordinated Indenture, dated December 1, 1998, between TXU Corp and The Bank of New York, as Debenture Trustee with respect to the Junior Subordinated Debentures.

     Selected provisions of the Subordinated Indenture are summarized below. This summary is not complete and should be read together with the prospectus supplement describing the specific terms of the Junior Subordinated Debentures. The form of the Subordinated Indenture has been filed with the SEC, and you should read the Subordinated Indenture for provisions that may be important to you. The Subordinated Indenture will be qualified under the Trust Indenture Act.

You should refer to the Trust Indenture Act for provisions that apply to the Junior Subordinated Debentures. Whenever particular provisions or defined terms in a Subordinated Indenture are referred to under the DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES, those provisions or defined terms are incorporated by reference herein.

     The Subordinated Indenture provides for the issuance of subordinated debt other than the Junior Subordinated Debentures in an unlimited amount from time to time. The Junior Subordinated Debentures issued to TXU Capital will constitute a separate series under the Subordinated Indenture.

     A prospectus supplement and an officer's certificate relating to the Junior Subordinated Debentures being offered will include specific terms relating to that offering. These terms will include some or all of the following:

     o    The title of the Junior Subordinated Debentures;

     o    The total principal amount of the Junior Subordinated Debentures;

     o The dates on which the principal of the Junior Subordinated Debentures will be payable and how it will be paid;

     o The interest rate or rates which the Junior Subordinated Debentures will bear, or how the rate or rates will be determined, the interest payment dates for the Junior Subordinated Debentures and the regular record dates for interest payments;

     o Any right to extend the interest payment periods for the Junior Subordinated Debentures;

     o The percentage, if less than 100%, of the principal amount of the Junior Subordinated Debentures, which will be payable if the maturity of the Junior Subordinated Debentures is accelerated;

     o Any date or dates on which the Junior Subordinated Debentures may be redeemed at the option of TXU Corp and any restrictions on those redemptions;

     o Any sinking fund or other provisions that would obligate TXU Corp to repurchase or otherwise redeem the Junior Subordinated Debentures;

     o Any changes or additions to the Events of Default under the Subordinated Indenture or changes or additions to the covenants of TXU Corp under the Subordinated Indenture;

     o If the Junior Subordinated Debentures will be issued in denominations other than $25;

     o If payments on the Junior Subordinated Debentures may be made in a currency or currencies other than United States dollars;

     o Any rights or duties of another person to assume the obligations of TXU Corp with respect to the Subordinated Debentures;

     o Any collateral, security, assurance or guarantee for the Junior Subordinated Debentures; and

     o Any other terms of the Junior Subordinated Debentures not inconsistent with the terms of the Subordinated Indenture.

     The Junior Subordinated Debentures will be limited in aggregate principal amount to the sum of the aggregate liquidation preference amount of the Preferred Trust Securities and the consideration paid by TXU Corp for the Common Trust Securities. The Junior Subordinated Debentures are unsecured, subordinated obligations of TXU Corp which rank junior to all of TXU Corp's Senior Indebtedness. The amounts payable as principal and interest on the Junior

Subordinated Debentures will be sufficient to provide for payment of distributions payable on Preferred Trust Securities and Common Trust Securities.

     If Junior Subordinated Debentures are distributed to holders of Preferred Trust Securities in a dissolution of TXU Capital, the Junior Subordinated Debentures will be issued in fully registered certificated form in the denominations and integral multiples thereof in which the Preferred Trust Securities have been issued, and they may be transferred or exchanged at the offices of the Debenture Trustee.

     Payments of principal and interest on Junior Subordinated Debentures will be payable, the transfer of Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of the same aggregate principal amount, at the corporate trust office of the Debenture Trustee in The City of New York. However, TXU Corp may choose to make payment of interest by check mailed to the address of the persons entitled to it and may require that the payment in full of principal with respect to any Junior Subordinated Debenture be made only upon surrender of the Junior Subordinated Debenture to the Debenture Trustee.

     OPTIONAL REDEMPTION

     For so long as TXU Capital is the holder of all the related outstanding Junior Subordinated Debentures, the proceeds of any optional redemption will be used by TXU Capital to redeem Preferred Trust Securities and Common Trust Securities in accordance with their terms.

     The Debenture Trustee will give notice to the holders of any optional redemption of Junior Subordinated Debentures, not less than 30 nor more than 60 days prior to that redemption. All notices of redemption will state the redemption date and the redemption price plus accrued and unpaid interest. If less than all the Junior Subordinated Debentures are to be redeemed, the notice will identify those to be redeemed and the portion of the principal amount of any Junior Subordinated Debentures to be redeemed in part. The notice will state that on the redemption date, subject to the Debenture Trustee's receipt of the redemption monies, the redemption price plus accrued and unpaid interest will become due and payable on each Junior Subordinated Debenture to be redeemed and that interest thereon will cease to accrue on and after that date. It will name the place or places where the Junior Subordinated Debentures are to be surrendered for payment of the redemption price plus accrued and unpaid interest.

     INTEREST

     The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a business day, then payment will be made on the next business day. No interest will be paid in respect of any such delay. However, if the delayed payment date is in the next calendar year, the payment will be made on the last business day of the earlier year. These payments will have the same force and effect as if made on the date the payment was originally payable.

     OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as there is no default in the payment of interest on the Junior Subordinated Debentures, TXU Corp may extend the interest payment period from time to time on the Junior Subordinated Debentures for one or more periods. As a consequence, distributions on Preferred Trust Securities would be deferred during any extension period. Interest would, however, continue to accrue. If TXU Corp extends the interest period or is in default under the Guarantee or with respect to payments on the Junior Subordinated Debentures, TXU Corp may not:

     o Declare or pay any dividend or distribution on its capital stock, other than dividends paid in shares of common stock of TXU Corp;

     o Redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock;

     o Redeem any indebtedness that is equal in right of payment with the Junior Subordinated Debentures; or

     o    Make any guarantee payments with respect to any of the above.

     Any extension period with respect to payment of interest on the Junior Subordinated Debentures, or any extended interest payment period in respect of other securities issued under the Subordinated Indenture or on any similar securities, will apply to all securities of the same type. Those extensions will also apply to distributions on Preferred Trust Securities and Common Securities and all other securities with terms substantially the same as Preferred Trust Securities and Common Securities. Before an extension period ends, TXU Corp may further extend the interest payment period. No extension period as further extended may exceed 20 consecutive quarters. After any extension period and the payment of all amounts then due, TXU Corp may select a new extended interest payment period. No interest period may be extended beyond the maturity of the Junior Subordinated Debentures. TXU Corp will give TXU Capital and the Debenture Trustee notice of its election of an extension period prior to the earlier of
(i) one business day before the record date for the distribution which would occur if TXU Corp did not make the election to extend or (ii) the date TXU Corp is required to give notice to the NYSE or any other applicable self-regulatory organization of the record date. TXU Corp will cause TXU Capital to send notice of that election to the holders of Preferred Trust Securities.

     ADDITIONAL INTEREST

     So long as any Preferred Trust Securities remain outstanding, if TXU Capital is required to pay any taxes, duties, assessments or governmental charges imposed by the United States or any other taxing authority on income derived from the interest payments on the Junior Subordinated Debentures, then TXU Corp will pay as interest on the Junior Subordinated Debentures any additional interest that may be necessary in order that the net amounts retained by TXU Capital after the payment of those taxes, duties, assessments or governmental charges will be the same as TXU Capital would have had in the absence of the payment of those taxes, duties, assessments or governmental charges.

     ASSIGNMENT OF OBLIGATIONS

     TXU Corp may assign its obligations under the Junior Subordinated Debentures and the Subordinated Indenture to a wholly-owned subsidiary, provided that no Event of Default, or event which with passage of time or the giving of required notice, or both, would become an Event of Default, has occurred and is continuing. The subsidiary must assume in writing TXU Corp's payment obligations under the Junior Subordinated Debentures and under the Subordinated Indenture. TXU Corp must fully and unconditionally guarantee payment of the obligations of the assuming subsidiary under the Junior Subordinated Debentures and the Subordinated Indenture.

     If such an assignment is made, TXU Corp will be released and discharged from all its other obligations under the Junior Subordinated Debentures and the Subordinated Indenture. Any covenants made by TXU Corp with respect to the Junior Subordinated Debentures would become solely covenants of, and would relate only to, the subsidiary.

     DEFEASANCE

     TXU Corp will be discharged from its obligations on the subordinated debentures of a particular series if it deposits with the Debenture Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of that series of the subordinated debentures.

     SUBORDINATION

     The Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of TXU Corp. No payment of the principal of the Junior Subordinated Debentures (including redemption and sinking fund payments), or interest on the Junior Subordinated Debentures may be made until all holders of Senior Indebtedness have been paid, if any of the following occurs:

     o    Certain events of bankruptcy, insolvency or reorganization of TXU
          Corp;

     o Any Senior Indebtedness is not paid when due and that default continues without waiver;

     o Any other default has occurred and continues without waiver pursuant to which the holders of Senior Indebtedness have accelerated the maturity of the indebtedness; or

     o The maturity of any other series of subordinated debentures under the Subordinated Indenture has been accelerated, because of an event of default which remains uncured.

     Upon any distribution of assets of TXU Corp to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debentures are entitled to receive or retain any payment.

     Senior Indebtedness is defined in the Subordinated Indenture to include all notes and other obligations including guarantees of TXU Corp for borrowed money that is not subordinate or junior in right of payment to any other indebtedness of TXU Corp unless by its terms it is equal in right of payment to the Junior Subordinated Debentures. The obligations of TXU Corp under the Guarantee and the Junior Subordinated Debentures shall not be deemed to be Senior Indebtedness.

     The Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued. As of December 31, 1998 TXU Corp had approximately $4.6 billion principal amount of indebtedness for borrowed money constituting Senior Indebtedness.

     The Junior Subordinated Debentures, as debt of a holding company, will generally have a position junior to claims of creditors and preferred stockholders of the subsidiaries of TXU Corp.

     CONSOLIDATION, MERGER, AND SALE OF ASSETS

     Under the terms of the Subordinated Indenture, TXU Corp may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

     o The surviving or successor entity is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes TXU Corp's obligations on all subordinated debentures issued under the Subordinated Indenture;

     o Immediately after giving effect to the transaction, no Event of Default or no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

     o TXU Corp shall have delivered to the Debenture Trustee an officer's certificate and an opinion of counsel as provided in the Subordinated Indenture.

     EVENTS OF DEFAULT

     "Event of Default" when used in the Subordinated Indenture with respect to any series of subordinated debentures, will mean any of the following:

     (1) failure to pay interest on any subordinated debenture of that series for 30 days after it is due;

     (2) failure to pay the principal of or any premium on any subordinated debenture of that series when due;

     (3) failure to perform any other covenant in the Subordinated Indenture, other than a covenant that does not relate to that series of subordinated debentures, that continues for 90 days after TXU Corp receives written notice from the Debenture Trustee or TXU Corp and the Debenture Trustee receive a written notice from 33% of the holders of the subordinated debentures of that series;

     (4) certain events in bankruptcy, insolvency or reorganization of TXU Corp; or

     (5) any other event of default included in any supplemental indenture or officer's certificate for a specific series of subordinated debentures.

     An Event of Default for a particular series of subordinated debentures does not necessarily constitute an Event of Default for any other series of subordinated debentures issued under the Subordinated Indenture. The Debenture Trustee may withhold notice to the holders of subordinated debentures of any default except a default in the payment of principal or interest if it considers such withholding of notice to be in the best interests of the holders.

     REMEDIES

     If an Event of Default for any series of subordinated debentures occurs and continues, the Debenture Trustee or the holders of at least 33% in aggregate principal amount of the subordinated debentures of the series may declare the entire principal amount of all the subordinated debentures of that series, together with accrued interest thereon, to be due and payable immediately. However, if the Event of Default is applicable to all outstanding subordinated debentures under the Subordinated Indenture, only the Debenture Trustee or holders of at least 33% in aggregate principal amount of all outstanding subordinated debentures of all series, voting as one class, and not the holders of any one series, may make that declaration of acceleration.

     At any time after a declaration of acceleration with respect to the subordinated debentures of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event of Default giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if:

     o TXU Corp has paid or deposited with the Debenture Trustee a sum sufficient to pay:

          (1) all overdue interest on all subordinated debentures of the series;

          (2) the principal of and premium, if any, on any subordinated debentures of the series which have otherwise become due and interest that is currently due;

          (3)  interest on overdue interest; and

          (4) all amounts due to the Debenture Trustee under the Subordinated Indenture; and

     o Any other Event of Default with respect to the subordinated debentures of that series has been cured or waived as provided in the Subordinated Indenture.

     There is no automatic acceleration, even in the event of bankruptcy, insolvency or reorganization of TXU Corp.

     Other than its duties in case of an Event of Default, the Debenture Trustee is not obligated to exercise any of its rights or powers under the Subordinated Indenture at the request, order or direction of any of the holders, unless the holders offer the Debenture Trustee a reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of subordinated debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or exercising any power conferred upon the Debenture Trustee. However, if the Event of Default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The Debenture Trustee is not obligated to comply with directions that conflict with law or other provisions of the Subordinated Indenture.

     No holder of subordinated debentures of any series will have any right to institute any proceeding under the Subordinated Indenture, or any remedy under the Subordinated Indenture, unless:

     o The holder has previously given to the Debenture Trustee written notice of a continuing Event of Default;

     o The holders of a majority in aggregate principal amount of the outstanding subordinated debentures of all series in respect of which an Event of Default will have occurred and be continuing have made a written request to the Debenture Trustee, and have offered reasonable indemnity to the Debenture Trustee to institute proceedings; and

     o The Debenture Trustee has failed to institute any proceeding for 60 days after notice.

However, these limitations do not apply to a suit by a holder of a subordinated debenture for payment of the principal, premium or interest on a subordinated debenture on or after the applicable due date.

     TXU Corp will provide to the Debenture Trustee an annual statement by an appropriate officer as to TXU Corp's compliance with all conditions and covenants under the Subordinated Indenture.

     ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED TRUST SECURITIES

     If there is an Event of Default, then the holders of Preferred Trust Securities will rely on the Property Trustee or the Debenture Trustee, acting for the benefit of the Property Trustee, to enforce the Property Trustee's rights against TXU Corp as a holder of the Junior Subordinated Debentures. However, a holder of Preferred Trust Securities may enforce the Subordinated Indenture directly against TXU Corp to the same extent as if the holder of Preferred Trust Securities held a principal amount of Junior Subordinated Debentures equal to the aggregate liquidation amount of its Preferred Trust Securities.

     The holders of Preferred Trust Securities would not be able to exercise directly against TXU Corp any other rights unless the Property Trustee or the Debenture Trustee failed to do so for 60 days. Upon that failure, the holders of a majority of the aggregate liquidation amount of the outstanding Preferred Trust Securities would have the right to directly institute proceedings for enforcement of all other rights against TXU Corp to the fullest extent permitted by law.

     MODIFICATION AND WAIVER

     Without the consent of any holder of subordinated debentures, TXU Corp and the Debenture Trustee may enter into one or more supplemental indentures for any of the following purposes:

     o To evidence the assumption by any permitted successor of the covenants of TXU Corp in the Subordinated Indenture and in the subordinated debentures;

     o To add additional covenants of TXU Corp or to surrender any right or power of TXU Corp under the Subordinated Indenture;

     o    To add additional events of default;

     o To change or eliminate or add any provision to the Subordinated Indenture; provided, however, if the change will adversely affect the interests of the holders of subordinated debentures of any series in any material respect, the change, elimination or addition will become effective only:

          (1) when the consent of the holders of subordinated debentures of that series has been obtained in accordance with the Subordinated Indenture; or

          (2) when no subordinated debentures of the affected series remain outstanding under the Subordinated Indenture;

     o To provide collateral security for all but not part of the subordinated debentures;

     o To establish the form or terms of subordinated debentures of any other series as permitted by the Subordinated Indenture;

     o To provide for the authentication and delivery of bearer securities and coupons appertaining thereto;

     o To evidence and provide for the acceptance of appointment of a successor trustee;

     o To provide for the procedures required for use of a noncertificated system of registration for the subordinated debentures of all or any series;

     o To change any place where principal, premium and interest shall be payable, subordinated debentures may be surrendered for registration of transfer or exchange and notices to TXU Corp may be served; or

     o To cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Subordinated Indenture; provided that the action will not adversely affect the interests of the holders of subordinated debentures of any series in any material respect.

     The holders of at least a majority in aggregate principal amount of the subordinated debentures of all series then outstanding may waive compliance by TXU Corp with some restrictive provisions of the Subordinated Indenture. The holders of not less than a majority in principal amount of the outstanding subordinated debentures of any series may waive any past default under the Subordinated Indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and some covenants and provisions of the Subordinated Indenture that cannot be modified or be amended without the consent of the holder of each outstanding subordinated debenture of the series affected.

     If the Trust Indenture Act is amended after the date of the Subordinated Indenture in such a way as to require changes to the Subordinated Indenture, the Subordinated Indenture will be deemed to be amended so as to conform to that amendment of the Trust Indenture Act. TXU Corp and the Debenture Trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence the amendment.

     The consent of the holders of a majority in aggregate principal amount of the subordinated debentures of all series then outstanding is required for all other modifications to the Subordinated Indenture. However, if less than all of the series of subordinated debentures outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No such amendment or modification may:

     o Change the stated maturity of the principal of, or any installment of principal of or interest on any subordinated debenture, or reduce the principal amount of any subordinated debenture or its rate of interest or change the method of calculating that interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any subordinated debenture, without the consent of the holder;

     o Reduce the percentage in principal amount of the outstanding subordinated debentures of any series whose consent is required for any supplemental indenture, or any waiver of compliance with a provision of the Subordinated Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

     o Modify some of the provisions of the Subordinated Indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the subordinated debentures of any series, without the consent of the holder of each outstanding subordinated debenture affected thereby.

     A supplemental indenture which changes the Subordinated Indenture solely for the benefit of one or more particular series of subordinated debentures, or modifies the rights of the holders of subordinated debentures of one or more series, will not affect the rights under the Subordinated Indenture of the holders of the subordinated debentures of any other series. So long as any Preferred Trust Securities remain outstanding, the Debenture Trustee may not consent to a supplemental indenture without the prior consent of the holders of a majority in aggregate liquidation preference of all Preferred Trust Securities or, in the case of changes described in the clauses immediately above, 100% in aggregate liquidation preference of all such Preferred Trust Securities then outstanding which would be affected thereby.

     The Subordinated Indenture provides that subordinated debentures owned by TXU Corp or anyone else required to make payments on the subordinated debentures shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

     TXU Corp may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of holders, but TXU Corp shall have no obligation to do so. If TXU Corp fixes a record date, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on the record date will be considered to be holders for the purposes of determining whether holders of the required percentage of the outstanding subordinated debentures have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose the outstanding subordinated debentures shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same subordinated debenture and the holder of every subordinated debenture issued upon the registration of transfer of or exchange of subordinated debentures. A transferee will be bound by acts of the Debenture Trustee or TXU Corp in reliance thereon, whether or not notation of that action is made upon the subordinated debenture.

     RESIGNATION OF DEBENTURE TRUSTEE

     The Debenture Trustee may resign at any time by giving written notice to TXU Corp or may be removed at any time by act of the holders of a majority in principal amount of all series of subordinated debentures then outstanding delivered to the Debenture Trustee and TXU Corp. No resignation or removal of the Debenture Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if TXU Corp has delivered to the Debenture Trustee a resolution of its Board of Directors appointing a successor trustee and the successor has accepted that appointment in accordance with the terms of the respective Subordinated Indenture, the Debenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Subordinated Indenture.

     NOTICES

     Notices to holders of subordinated debentures will be given by mail to the addresses of the holders as they may appear in the security register therefor.

     TITLE

     TXU Corp, the Debenture Trustee, and any agent of TXU Corp or the Debenture Trustee, may treat the person in whose name subordinated debentures are registered as the absolute owner thereof, whether or not the subordinated debt may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

     GOVERNING LAW

     The Subordinated Indenture and the subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.

     CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee under the Subordinated Indenture will be The Bank of New York. In addition to acting as Debenture Trustee, The Bank of New York will act as Property Trustee under the Trust Agreement and as Guarantee Trustee under the Guarantee. The Bank of New York (Delaware) will act as the Delaware Trustee under the Trust Agreement. In addition, The Bank of New York acts, and may act, as trustee under various indentures and trusts of TXU Corp and its affiliates.

                              PLAN OF DISTRIBUTION

     The Debt Securities, the Preference Stock and the Preferred Trust Securities may be offered (a) through agents; (b) through underwriters or dealers; or (c) directly to purchasers.

     BY AGENTS

     The Debt Securities, the Preference Stock and Preferred Trust Securities may be sold through agents designated by TXU Corp.

     BY UNDERWRITERS

     If underwriters are used in the sale, the Debt Securities, the Preference Stock and Preferred Trust Securities will be acquired by the underwriters for their own account. The underwriters may resell the Debt Securities, the Preference Stock and Preferred Trust Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the Debt Securities, the Preference Stock and Preferred Trust Securities directly or through underwriting syndicates represented by managing underwriters. The obligations of the underwriters to purchase the Debt Securities, the Preference Stock and Preferred Trust Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the offered Debt Securities, the Preference Stock and Preferred Trust Securities if any are purchased. If a dealer is used in the sale, TXU Corp or TXU Capital will sell the Debt Securities, the Preference Stock and Preferred Trust Securities, as the case may be, to the dealer as principal. The dealer may then resell the Debt Securities, the Preference Stock and Preferred Trust Securities at varying prices determined at the time of resale.

     DIRECT SALES

     The Debt Securities, the Preference Stock and Preferred Trust Securities may also be sold directly by TXU Corp. In this case, no underwriters or agents would be involved.

     GENERAL INFORMATION

     Underwriters, dealers and agents that participate in the distribution of the Debt Securities, the Preference Stock and Preferred Trust Securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from TXU Corp or TXU Capital and any profit on the resale of the Debt Securities, the Preference Stock and Preferred Trust Securities by them may be treated as underwriting discounts under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation described in a prospectus supplement.

     TXU Corp or TXU Capital may authorize agents and underwriters to solicit offers by certain institutions to purchase Debt Securities, the Preference Stock and Preferred Trust Securities at the public offering price and on terms described in the applicable prospectus supplement.

     TXU Corp may have agreements with agents, underwriters and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the agents, underwriters, dealers and remarketing firms may be required to make.

     None of the Debt Securities, the Preference Stock or Preferred Trust Securities has an established trading market. TXU Corp may decide to list any series of Securities on an exchange. However, TXU Corp will not be obligated to list securities on an exchange unless it states otherwise in a prospectus supplement. TXU Corp cannot assure that there will be any liquidity of the trading market for any of the Debt Securities, the Preference Stock and Preferred Trust Securities.

     Agents, underwriters and dealers may engage in transactions with, or perform services for, TXU Corp or its subsidiaries in the ordinary course of business.

                              EXPERTS AND LEGALITY

     The consolidated financial statements of TXU Corp and subsidiaries, except TXU Eastern Holdings Limited, included in the 1998 10-K incorporated herein by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in the 1998 10-K. The consolidated financial statements of TXU Eastern Holdings Limited have been audited by PricewaterhouseCoopers, independent accountants, as stated in their report included in the 1998 10-K. Those financial statements are not included in the 1998 10-K. The consolidated financial statements of TXU Corp and subsidiaries have been incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

     With respect to the unaudited condensed consolidated interim financial information of TXU Corp and subsidiaries, except TXU Eastern Holdings Limited, for the periods ended March 31, 1999 and 1998, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

     The statements made as to matters of law and legal conclusions in the 1998 10-K under Part I, Item 1 -- Business -- US Electric Segment -- Regulation and Rates and -- US Gas Segment -- Regulation and Rates, and Environmental Matters -- US Segments, incorporated herein by reference, have been reviewed by Worsham, Forsythe & Wooldridge, L.L.P., Dallas, Texas, General Counsel for TXU Corp. All those statements have been incorporated by reference herein in reliance upon the opinion of that firm given upon their authority as experts. At December 31, 1998, members of the firm of Worsham, Forsythe & Wooldridge, L.L.P. owned approximately 41,000 shares of the Common Stock of TXU Corp.

     Richards, Layton & Finger, P. A., Special Delaware counsel for TXU Corp and TXU Capital will issue an opinion as to certain matters of Delaware law relating to the validity of the Preferred Trust Securities, the enforceability of the Trust Agreement and the creation of TXU Capital.

     Worsham Forsythe & Wooldridge, L.L.P. and Thelen Reid & Priest LLP for TXU Corp and Winthrop, Stimson, Putnam & Roberts, New York, New York, counsel for the Underwriters, will each issue an opinion as to the legality of the other securities offered hereby. Worsham Forsythe & Wooldridge, L.L.P. will issue an opinion as to all matters pertaining to incorporation of TXU Corp and all other matters of Texas law.

                                        Shares


                                   TXU Corp.


          Flexible Money Market Cumulative Preference Stock (MMP(R)),
              Series B (Liquidation Preference $100,000 per Share)




                     --------------------------------------
                             PROSPECTUS SUPPLEMENT
                                 June   , 2000
                     --------------------------------------




                                LEHMAN BROTHERS